Exhibit 10.2

Execution Version

NINTH AMENDMENT TO FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS NINTH AMENDMENT TO FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of February 28, 2025, is entered into among WESCO RECEIVABLES CORP. (the “Seller”), WESCO DISTRIBUTION, INC. (“WESCO” or the “Servicer”), the Purchasers party hereto (each, a “Purchaser”), the Purchaser Agents party hereto (each, a “Purchaser Agent”), and PNC BANK, NATIONAL ASSOCIATION, as Administrator (the “Administrator”).

RECITALS

1. The Seller, the Servicer, each Purchaser, each Purchaser Agent and the Administrator are parties to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of June 22, 2020 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).

2. Concurrently herewith, the Seller, the Servicer and the Originators are entering into that certain Fourth Amendment to the Purchase and Sale Agreement (the “PSA Amendment”).

3. The parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Exhibit I to the Agreement shall have the same meanings herein as therein defined.

2. Amendments to the Agreement. The Agreement is hereby amended to reflect the marked changes shown on Exhibit A to this Amendment.

3. Representations and Warranties. The Seller and the Servicer hereby represent and warrant to each of the parties hereto as follows:

3.1 Representations and Warranties. The representations and warranties contained in Exhibit III of the Agreement, as amended hereby, are true and correct in all material respects as of the date hereof; provided, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates).

3.2 No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

4. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment shall remain in full force and effect. As of and after the date hereof, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

5. Effectiveness. This Amendment shall become effective as of the date hereof, upon receipt by the Administrator of each of the documents, opinions, certificates and searches listed on Exhibit B hereto, in each case in form and substance reasonably satisfactory to the Administrator.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

7. Governing Law; Jurisdiction.

7.1 THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

7.2 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

9. Consents. The parties hereto hereby consent to the entry into the PSA Amendment by the Seller, the Servicer, the Originators and the New Originator (as defined in the PSA Amendment).

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

WESCO RECEIVABLES CORP.

By:	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	Treasurer

WESCO DISTRIBUTION, INC., as Servicer

By:	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	Senior Vice President and Treasurer

S-1	Ninth Amendment to Fifth A&R RPA

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser

By:	/s/ Imad Naja
Name:	Imad Naja
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for PNC Bank, National Association

By:	/s/ Imad Naja
Name:	Imad Naja
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ Imad Naja
Name:	Imad Naja
Title:	Senior Vice President

S-2	Ninth Amendment to Fifth A&R RPA

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Committed Purchaser

By:	/s/ Anthony Ballard
Name:	Anthony Ballard
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser Agent for Wells Fargo Bank, National Association

By:	/s/ Anthony Ballard
Name:	Anthony Ballard
Title:	Vice President

S-3	Ninth Amendment to Fifth A&R RPA

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Committed Purchaser

By:	/s/ Matt Glahn
Name:	Matt Glahn
Title:	AVP

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Purchaser Agent for Fifth Third Bank, National Association

By:	/s/ Matt Glahn
Name:	Matt Glahn
Title:	AVP

S-4	Ninth Amendment to Fifth A&R RPA

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

THE BANK OF NOVA SCOTIA, as Purchaser Agent for Liberty Street Funding LLC and a Committed Purchaser

By:	/s/ John Gjata
Name:	John Gjata
Title:	Managing Director

S-5	Ninth Amendment to Fifth A&R RPA

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of RELIANT TRUST, by its U.S. Financial Services Agent, THE TORONTO-DOMINION BANK, as a Conduit Purchaser

By:	/s/ Luna Mills
Name:	Luna Mills
Title:	Managing Director

GTA FUNDING LLC, as a Conduit Purchaser

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

THE TORONTO-DOMINION BANK, as Purchaser Agent for Reliant Trust and GTA Funding LLC and a Committed Purchaser

By:	/s/ Luna Mills
Name:	Luna Mills
Title:	Managing Director

S-6	Ninth Amendment to Fifth A&R RPA

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Committed Purchaser

By:	/s/ Chris Haynes
Name:	Chris Haynes
Title:	Senior Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Purchaser Agent for Bank of America, N.A.

By:	/s/ Chris Haynes
Name:	Chris Haynes
Title:	Senior Vice President

S-7	Ninth Amendment to Fifth A&R RPA

CANADIAN IMPERIAL BANK OF COMMERCE, as a Purchaser Agent for Macro Trust and Bay Square Funding LLC and as a Committed Purchaser

By:	/s/ Nicole Persad
Name:	Nicole Persad
Title:	Authorized Signatory

By:	/s/ Sunil Adalja
Name:	Sunil Adalja
Title:	Authorized Signatory

BAY SQUARE FUNDING LLC, as a Conduit Purchaser

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

By:	/s/ Bernard J. Angelo
Name:	Bernard J. Angelo
Title:	Vice President

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of MACRO TRUST, by its Financial Services Agent, CANADIAN IMPERIAL BANK OF COMMERCE, as a Conduit Purchaser

By:	/s/ Nicole Persad
Name:	Nicole Persad
Title:	Authorized Signatory

By:	/s/ Sunil Adalja
Name:	Sunil Adalja
Title:	Authorized Signatory

S-8	Ninth Amendment to Fifth A&R RPA

HSBC BANK USA, NATIONAL ASSOCIATION, as a Committed Purchaser

By:	/s/ Jennifer Jordan
Name:	Jennifer Jordan
Title:	Vice President

HSBC SECURITIES (USA) INC., as Purchaser Agent for HSBC Bank USA, National Association

By:	/s/ Nicholas Walach
Name:	Nicholas Walach
Title:	Managing Director

S-9	Ninth Amendment to Fifth A&R RPA

Exhibit A

[Attached]

Exhibit A-1

EXHIBIT A TO AMENDMENT ~~8~~9, DATED AS OF ~~MARCH 8~~FEBRUARY 28, ~~2024~~2025

FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

dated as of June 22, 2020

among

WESCO RECEIVABLES CORP.,

as Seller,

WESCO DISTRIBUTION, INC.,

as Servicer,

THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrator

Page
ARTICLE I. AMOUNTS AND TERMS OF THE PURCHASES		2

Section 1.1.	Purchase Facility.	2
Section 1.2.	Making Purchases.	3
Section 1.3.	Purchased Interest Computation.	6
Section 1.4.	Settlement Procedures.	6
Section 1.5.	Fees.	11
Section 1.6.	Payments and Computations, Etc.	11
Section 1.7.	Increased Costs.	12
Section 1.8.	Requirements of Law.	13
Section 1.9.	~~[Reserved]~~Defaulting Purchasers.	14
Section 1.10.	Extension of Termination Date.	~~14~~16
Section 1.11.	Increase in Commitments.	~~14~~16
Section 1.12.	Discount Rates.	~~16~~18

ARTICLE II. REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS		~~24~~25

Section 2.1.	Representations and Warranties; Covenants.	~~24~~25
Section 2.2.	Termination Events.	~~24~~25

ARTICLE III. INDEMNIFICATION		~~24~~26

Section 3.1.	Indemnities by the Seller.	~~24~~26
Section 3.2.	Indemnities by the Servicer.	~~26~~27

ARTICLE IV. ADMINISTRATION AND COLLECTIONS		~~26~~28

Section 4.1.	Appointment of the Servicer.	~~26~~28
Section 4.2.	Duties of the Servicer.	~~27~~29
Section 4.3.	Lock-Box Account Arrangements.	~~28~~30
Section 4.4.	Enforcement Rights.	~~29~~30
Section 4.5.	Responsibilities of the Seller.	~~30~~31
Section 4.6.	Servicing Fee.	~~30~~32
Section 4.7.	[Reserved].	~~30~~32
Section 4.8.	Erroneous Payment.	~~31~~32

ARTICLE V. THE AGENTS		~~32~~33

Section 5.1.	Appointment and Authorization.	~~32~~33
Section 5.2.	Delegation of Duties.	~~33~~34
Section 5.3.	Exculpatory Provisions.	~~33~~34
Section 5.4.	Reliance by Agents.	~~33~~35
Section 5.5.	[Reserved].	~~34~~36
Section 5.6.	Notice of Termination Events.	~~34~~36

i

(continued)

Page
Section 5.7.	Non-Reliance on Administrator, Purchaser Agents and Other Purchasers.	~~34~~36
Section 5.8.	Administrators and Affiliates.	~~35~~36
Section 5.9.	Indemnification.	~~35~~37
Section 5.10.	Successor Administrator.	~~35~~37

ARTICLE VI. MISCELLANEOUS		~~36~~38

Section 6.1.	Amendments, Etc.	~~36~~38
Section 6.2.	Notices, Etc.	~~37~~38
Section 6.3.	Successors and Assigns; Participations; Assignments.	~~37~~39
Section 6.4.	Costs, Expenses and Taxes.	~~39~~41
Section 6.5.	No Proceedings; Limitation on Payments.	~~39~~41
Section 6.6.	GOVERNING LAW AND JURISDICTION.	~~40~~42
Section 6.7.	Execution in Counterparts.	~~40~~43
Section 6.8.	Survival of Termination.	~~40~~43
Section 6.9.	WAIVER OF JURY TRIAL.	~~40~~43
Section 6.10.	Sharing of Recoveries.	~~41~~43
Section 6.11.	Right of Setoff.	~~41~~43
Section 6.12.	Entire Agreement.	~~41~~44
Section 6.13.	Headings.	~~41~~44
Section 6.14.	~~Purchaser Groups’ Liabilities~~ Limitation of Liability.	~~41~~44
Section 6.15.	Pledge to a Federal Reserve Bank.	~~42~~44
Section 6.16.	Confidentiality.	~~42~~45
Section 6.17.	Mutual Negotiations.	~~43~~46
Section 6.18.	~~Credit Agreement~~Replacement of Purchasers, Affected Entities and Agents.	~~43~~46
Section 6.19.	USA Patriot Act.	~~43~~47
Section 6.20.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	~~43~~47
Section 6.21.	Acknowledgement Regarding Any Supported QFCs.	~~44~~48

ii

(continued)

EXHIBIT I	Definitions
EXHIBIT II	Conditions Precedent
EXHIBIT III	Representations and Warranties
EXHIBIT IV	Covenants
EXHIBIT V	Termination Events

SCHEDULE I	Credit and Collection Policy
SCHEDULE II	[Reserved]
SCHEDULE III	Trade Names
SCHEDULE IV	Notice Information
SCHEDULE V	~~Subject Anixter Filing~~[Reserved]
SCHEDULE VI	Commitments
SCHEDULE VII	Scheduled Commitment Termination Date
SCHEDULE VIII	~~Subject UCC~~[Reserved]
SCHEDULE IX	[Reserved]
SCHEDULE X	Excluded Receivables
SCHEDULE XI	Closing Memorandum

ANNEX A	Form of Information Package
ANNEX B	Form of Purchase Notice
ANNEX C	Form of Daily Report
ANNEX D	Form of Assumption Agreement
ANNEX E	Form of Transfer Supplement

iii

This FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of June 22, 2020, among WESCO RECEIVABLES CORP., a Delaware corporation, as seller (the “Seller”), WESCO DISTRIBUTION, INC., a Delaware corporation (“WESCO”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), THE VARIOUS CONDUIT PURCHASERS, COMMITTED PURCHASERS AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO, and PNC BANK, NATIONAL ASSOCIATION, as Administrator for each Purchaser Group (in such capacity, the “Administrator”).

Concurrently herewith, the Seller, the Servicer and the Originators are entering into that certain Second Amended and Restated Purchase and Sale Agreement (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”), dated as of the date hereof. The parties hereto hereby consent to such amendment and restatement.

PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

AMENDMENT AND RESTATEMENT; JOINDER OF PARTIES; REBALANCING

(a) Amendment and Restatement. This Agreement amends and restates in its entirety, as of the Closing Date, the Fourth Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”), among the Seller, the Servicer, the various Conduit Purchasers, Committed Purchasers and Purchaser Agents from time to time party thereto and the Administrator. Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, (i) the Seller and Servicer shall continue to be liable to each of the parties to the Original Agreement or any other Indemnified Party or Affected Person (as such terms are defined in the Original Agreement) for fees and expenses which are accrued and unpaid under the Original Agreement on the date hereof and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement, (ii) the security interest created under the Original Agreement in favor of the Administrator shall remain in full force and effect under this Agreement and (iii) all Investment and Discount outstanding or owing under the Original Agreement shall be and constitute Investment and Discount outstanding or owing under this Agreement. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Agreement.

(b) Joinder of Parties. Effective as of the date hereof, (i) each of Canadian Imperial Bank of Commerce, New York Branch, Bank of America, N.A. and HSBC Bank USA, N.A. hereby becomes a party to this Agreement as a Committed Purchaser hereunder with all the rights, interests, duties and obligations of a Committed Purchaser hereunder, (ii) Canadian Imperial Bank of Commerce, New York Branch, as a Committed Purchaser, shall constitute the sole member of a new Purchaser Group, which does not initially include a Conduit Purchaser, and Canadian Imperial Bank of Commerce, New York Branch, hereby appoints itself as the Purchaser Agent for such Purchaser Group, (iii) Bank of America, N.A., as a Committed Purchaser, shall constitute the sole member of a new Purchaser Group, which does not initially include a Conduit Purchaser, and Bank of America, N.A. hereby appoints itself as the Purchaser Agent for such Purchaser Group, (iv) HSBC Bank USA, N.A., as a Committed Purchaser, shall constitute a new Purchaser Group and HSBC Bank USA, N.A. hereby appoints HSBC Securities USA Inc. as the Purchaser Agent for such Purchaser Group and (v) each of Canadian Imperial Bank of Commerce, Bank of America, N.A. and HSBC Securities USA, Inc. hereby becomes a party to this Agreement as a Purchaser Agent hereunder with all the rights, interests, duties and obligations of a Purchaser Agent hereunder.

(c) Initial Purchases; Rebalancing. Concurrently herewith, the Seller is requesting that the Purchasers fund a new Purchase on the Closing Date pursuant to a Purchase Notice delivered in accordance with Section 1.2(a). Such Purchase Notice provides that each Purchaser Group will fund a non-ratable portion of the aggregate Purchase such that, after giving effect to such Purchase, each Purchaser Group’s outstanding Investment will be equal to its Ratable Share of the Aggregate Investment.

(d) Certain Consents. The parties hereto hereby consent to the joinder of Canadian Imperial Bank of Commerce, New York Branch, Bank of America, N.A., HSBC Bank USA, N.A. and HSBC Securities USA Inc. as parties hereto on the terms set forth in clause (b) above, to the non-ratable funding of the foregoing initial Purchase on the terms set forth in clause (c) above, in each case, as set forth above on a one-time basis.

ARTICLE I.

AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1. Purchase Facility.

(a) On the terms and subject to the conditions hereof, the Seller may, from time to time before each applicable Facility Termination Date, request that the Purchasers ratably (based on the Ratable Share in their respective Purchaser Groups) make investments with regard to the Purchased Interest from the Seller from time to time from the date hereof to each applicable Facility Termination Date in accordance with Section 1.2. Each purchase requested by the Seller pursuant to Section 1.2(a) (each, a “Purchase”) shall be made ratably by the Purchasers (based on the Ratable Share in their respective Purchaser Groups), and each Purchaser Group’s Ratable Share of each Purchase shall be made and funded (i) if such Purchaser Group contains a Conduit Purchaser and such Conduit Purchaser elects (in its sole discretion) to make and fund such portion of such Purchase, by the Conduit Purchaser in such Purchaser Group or (ii) if such Purchaser Group does not contain a Conduit Purchaser or if the Conduit Purchaser in such Purchaser Group declines (in its sole discretion) to make or fund such portion of such Purchase, by the Committed Purchaser in such Purchaser Group. Subject to Section 1.4(b) concerning reinvestments, at no time will any Conduit Purchaser have any obligation to make any Purchase or reinvestment. Each

2

Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make Purchases before its applicable Facility Termination Date that are requested pursuant to Section 1.2(a), based on the Ratable Share of its applicable Purchaser Group; provided, however, that under no circumstances shall any Purchaser make any Purchase or reinvestment hereunder if, after giving effect to such Purchase or reinvestment (i) the Group Investment of such Purchaser’s Purchaser Group would exceed the Group Commitment of such Purchaser’s Purchaser Group, (ii) the Aggregate Investment would (after giving effect to all Purchases and reinvestments on such date) exceed the Purchase Limit or (iii) the Purchased Interest would exceed 100%.

(b) The Seller may, upon at least thirty (30) days’ (or such shorter period as agreed to in writing by the Administrator) written notice to the Administrator and each Purchaser Agent, reduce the unfunded portion of the Purchase Limit in whole or in part (but not below the amount which would cause the Group Investment of any Purchaser Group to exceed its Group Commitment (after giving effect to such reduction)); provided that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof and unless terminated in whole, the Purchase Limit shall in no event be reduced below $150,000,000. Such reduction shall at the option of the Seller be applied either (i) ratably to reduce the Group Commitment of each Purchaser Group or (ii) to terminate the Group Commitment of any one Purchaser Group.

(c) The Seller may, upon at least thirty (30) days’ (or such shorter period as agreed to in writing by the Administrator) prior written notice to the Administrator and each Purchaser Agent, repay in whole (but not in part) the entire Aggregate Investment (and all accrued and unpaid Discount thereon) by making a cash payment of such amount to the Administrator for the benefit of the Purchasers. Such payments shall be made to the Administrator for the ratable benefit of the Purchasers (ratably based on the Investments outstanding at such time) and the Investment (and accrued and unpaid Discount) of each Purchaser shall only be deemed to be reduced by such payment when such payment is finally so paid to such Purchaser in full in cash. All payments as repayments made pursuant to this paragraph shall be subject to any applicable Termination Fee payable to any Purchaser at such time in connection therewith.

Section 1.2. Making Purchases.

(a) Each Purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder may be made on any Business Day upon the Seller’s irrevocable written notice in the form of Annex B (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 11:00 a.m., New York City time) at least two Business Days before the requested Purchase Date, which notice shall specify: (A) the date of such Purchase (which shall be a Business Day), (B) the aggregate amount requested to be paid to the Seller (such aggregate amount, which shall not be less than $500,000 or such lesser amount as agreed to by the Administrator and the Majority Purchasers) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Investment.

(b) Funding Purchases.

3

(i) Not later than 1:00 p.m. (New York City time) on the date of each Purchase of undivided percentage ownership interests with regard to the Purchased Interest hereunder, each applicable Purchaser shall, upon satisfaction of the applicable conditions set forth in Exhibit II, deliver to the Administrator by wire transfer of immediately available funds at the account from time to time designated in writing by the Administrator, an amount equal to the portion of Investment relating to the undivided percentage ownership interest then being funded by such Purchaser. On the date of each Purchase, the Administrator will make available to the Seller, in same day funds at the account from time to time designated in writing by the Seller to the Administrator, the amount of Investment to be funded in accordance with this Agreement by all Purchasers in respect of such Purchase.

(ii) Unless the Administrator shall have received notice from a Purchaser or Purchaser Agent prior to the proposed Purchase Date of any Purchase that such Purchaser’s or Purchaser Agent’s Purchaser Group will not make available to the Administrator such Purchaser Group’s share of such Purchase, the Administrator may assume that such Purchaser Group has made such share available on such date in accordance with the foregoing clause (b)(i) and may, in reliance upon such assumption, make available to the Seller a corresponding amount. In such event, if a Purchaser Group has not in fact made its share of the applicable Purchase available to the Administrator, then the Committed Purchaser in such Purchaser Group and the Seller severally agree to pay to the Administrator forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Seller to but excluding the date of payment to the Administrator, at (i) in the case of such Committed Purchaser, the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation or (ii) in the case of the Seller, the Base Rate. If such Committed Purchaser pays such amount to the Administrator, then such amount shall constitute such Committed Purchaser’s Investment included in such Purchase. If the Seller and such Committed Purchaser shall pay such interest to the Administrator for the same or an overlapping period, the Administrator shall promptly remit to the Seller the amount of such interest paid by the Seller for such period. Any such payment by the Seller shall be without prejudice to any claim the Seller may have against a Committed Purchaser that shall have failed to make such payment to the Administrator.

(c) Effective on the date of each Purchase pursuant to this Section 1.2 and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, according to each such Purchaser’s Investment) an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

(d) To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the Seller’s right, title and interest (including any undivided interest of the Seller) in, to and under all

4

of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the “Pool Assets”). The Administrator, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrator (for the benefit of the Purchasers) to file financing statements in each jurisdiction the Administrator deems necessary and appropriate to perfect its security interest in the Pool Assets, describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. Immediately upon the occurrence of the Final Payout Date, the Pool Assets shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrator, the Purchasers, the Purchaser Agents, the Seller and the Servicer hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Pool Assets shall revert to the Seller; provided, however, that promptly following written request therefor by the Seller delivered to the Administrator following any such termination, and at the expense of the Seller, the Administrator shall execute and deliver to the Seller UCC-3 termination statements and such other documents as the Seller shall reasonably request to evidence such termination.

(e) Except with respect to the increases in Commitments contemplated by Section 1.11, the Seller may, with the written consent of the Administrator and each Purchaser, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Purchaser to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, however, that the Commitment of any Purchaser may only be increased with the consent of such Purchaser, such consent to be in such Purchaser’s sole and absolute discretion. Each new Purchaser (or Purchaser Group) and each Purchaser increasing its Commitment shall become a party hereto or increase its Commitment, as the case may be, by executing and delivering to the Administrator and the Seller an Assumption Agreement in the form of Annex D hereto (which Assumption Agreement shall, in the case of any new Purchaser or Purchasers be executed by each Person in such new Purchaser’s Purchaser Group).

(f) Each Committed Purchaser’s obligation hereunder shall be several, such that the failure of any Committed Purchaser to make a payment in connection with any Purchase hereunder shall not relieve any other Committed Purchaser of its obligation hereunder to make payment for any Purchase. Further, in the event any Committed Purchaser fails to satisfy its obligation to make a Purchase as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, the non-defaulting Committed Purchasers in such defaulting Committed Purchaser’s Purchaser Group shall purchase the defaulting Committed Purchaser’s Commitment Percentage of the related Purchase pro rata in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Committed Purchaser; it being understood

5

that a defaulting Committed Purchaser’s Commitment Percentage of any Purchase shall be first put to the Committed Purchasers in such defaulting Committed Purchaser’s Purchaser Group and thereafter if there are no other Committed Purchasers in such Purchaser Group or if such other Committed Purchasers are also defaulting Committed Purchasers, then such defaulting Committed Purchaser’s Commitment Percentage of such Purchase shall be put to each other Purchaser Group ratably and applied in accordance with this paragraph (f)). Notwithstanding anything in this paragraph (f) to the contrary, no Committed Purchaser shall be required to make a Purchase pursuant to this paragraph for an amount which would cause the aggregate Investment of such Committed Purchaser (after giving effect to such Purchase) to exceed its Commitment.

Section 1.3. Purchased Interest Computation. The Purchased Interest shall be initially computed on the date of the initial Purchase hereunder. Thereafter, until the Facility Termination Date, such Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived in accordance with the terms hereof) be deemed to be 100%. The Purchased Interest shall become zero when the Aggregate Investment thereof and Aggregate Discount thereon shall have been paid in full, all the amounts owed by the Seller and the Servicer hereunder to each Purchaser, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

Section 1.4. Settlement Procedures.

(a) The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

(b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:

(i) set aside and hold in trust (and shall, at the request of the Administrator (with the consent or at the direction of a Simple Majority of the Purchasers), segregate in a separate account approved by the Administrator if, at the time of such request, there exists ~~an Unmatured Termination Event or a Termination Event or if the failure to so segregate reasonably could be expected to cause a Material Adverse Effect~~a Dominion Trigger Event) for the benefit of each Purchaser Group, out of such Collections, first, an amount equal to the Aggregate Discount accrued through such day for each Portion of Investment and not previously set aside, second, an amount equal to the fees set forth in each Purchaser Group Fee Letter accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the aggregate of each Purchaser Group’s Ratable Share of the Servicing Fee accrued through such day and not previously set aside;

(ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of each Purchaser Group, the remainder of such Collections. Such remainder shall, to the extent representing a return on the Aggregate Investment, ratably, according to each Purchaser’s Investment, be automatically reinvested in Pool Receivables,

6

and in the Related Security, Collections and other proceeds with respect thereto; provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not reinvest, but shall set aside and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator (with the consent or at the direction of a Simple Majority of the Purchasers), segregate in a separate account approved by the Administrator if, at the time of such request, there exists ~~an Unmatured Termination Event or a Termination Event or if the failure to so segregate reasonably could be expected to cause a Material Adverse Effect~~a Dominion Trigger Event) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%; provided, further, that if the Facility Termination Date has been extended pursuant to Section 1.10 and any Purchaser (or its Purchaser Agent) has provided notice (an “Exiting Notice”) to the Administrator, the Seller and the Servicer of such Purchaser’s refusal, pursuant to Section 1.10, to extend its (or its Committed Purchaser’s) Commitment hereunder (an “Exiting Purchaser”) then such Collections shall not be reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below;

(iii) if such day is a Termination Day (or any day following the provision of an Exiting Notice), set aside, segregate and hold in trust (and shall, at the request of the Administrator (with the consent or at the direction of a Simple Majority of the Purchasers), segregate in a separate account approved by the Administrator if, at the time of such request, there exists a Dominion Trigger Event) for the benefit of each Purchaser Group the entire remainder of the Collections (or in the case of an Exiting Purchaser, an amount equal to such Purchaser’s ratable share of such Collections based on its Investment; provided, that solely for the purpose of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Investment shall be deemed to remain constant from the date of the provision of an Exiting Notice until the date such Purchaser’s Investment has been paid in full; it being understood that if such day is also a Termination Day, such Exiting Purchaser’s Investment shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Investment (as recalculated)); provided, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of “Termination Day” (or any day following the provision of an Exiting Notice) and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Administrator and a Simple Majority of the Purchasers (or in the case of an Exiting Notice, such Exiting Notice has been revoked by the related Exiting Purchaser and written notice thereof has been provided by such Exiting Purchaser or its Purchaser Agent to the Administrator, the Seller and the Servicer), such previously set-aside amounts shall, to the extent representing a return on Aggregate Investment (or the Investment of the Exiting Purchaser) and ratably in accordance with each Purchaser’s Investment, be reinvested in accordance with clause (ii) on the day of such subsequent satisfaction or waiver of conditions or revocation of such Exiting Notice; and

(iv) release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (x) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (y) the amounts that are required to be set aside pursuant to clause (i), the proviso to clause (ii) and clause (iii) plus (z) the Seller’s Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables.

7

(c) The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), deposit on each Settlement Date into the account from time to time specified by the Administrator, Collections held for the benefit of the Purchasers pursuant to Sections 1.4(b) and 1.4(f); provided, that if WESCO or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified WESCO (or such Affiliate) that such right is revoked in accordance with Section 4.1(a), WESCO (or such Affiliate) may retain the portion of the Collections set aside pursuant to Section 1.4(b)(i) that represents the aggregate of each Purchaser Group’s Ratable Share of the Servicing Fee. Within three Business Days of the last day of each Yield Period with respect to any Portion of Investment, the applicable Purchaser Agent will notify the Servicer and the Administrator by e-mail of the amount of the Discount accrued with respect to such Portion of Investment during the related Yield Period.

(d) The Servicer shall distribute the amounts described (and at the times set forth) in Section 1.4(c), as follows:

(i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to the Administrator for distribution to each Purchaser Agent ratably according to the Discount accrued during such Yield Period (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount and fees (other than Servicing Fees) with respect to each Portion of Investment maintained by such Purchasers; it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to Discount and fees, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer’s own account (payable in arrears on each Settlement Date) in payment in full of the aggregate of each Purchaser Group’s Ratable Share of accrued Servicing Fees so set aside, and

(ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first, if WESCO or an Affiliate thereof is not the Servicer, to the Servicer’s own account in payment in full of all accrued Servicing Fees, second, to the Administrator for distribution to each Purchaser Agent ratably according to Investment (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all such accrued Discount with respect to each Portion of Investment funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group, third, to the Administrator for distribution to each Purchaser Agent (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) ratably according to the fees accrued (other than Servicing Fees) in payment in full of all such accrued fees (other than Servicing Fees) with respect to each Portion of Investment maintained by such Purchasers, fourth, to the Administrator for distribution to each Purchaser Agent ratably according to the aggregate of the Investment of each Purchaser in each such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of each

8

Purchaser’s Investment (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%); it being understood that each Purchaser Agent shall distribute the amounts described in the second, third and fourth clauses of this Section 1.4(d)(ii) to the Purchasers within its Purchaser Group ratably according to Investment or, in the case of the third clause of this Section 1.4(d)(ii), fees (not including the Servicing Fee), fifth, if the Aggregate Investment and accrued Aggregate Discount with respect to each Portion of Investment for all Purchaser Groups have been reduced to zero, and all accrued Servicing Fees payable to the Servicer (if other than WESCO or an Affiliate thereof) have been paid in full, to the Administrator for distribution ratably to each Purchaser Agent (for the benefit of the Purchasers within such Purchaser Group), the Administrator, each Indemnified Party and each Affected Person, in payment in full of any other amounts owed thereto by the Seller or Servicer hereunder, and sixth, to the Servicer’s own account (if the Servicer is WESCO or an Affiliate thereof) in payment in full of the aggregate of each Purchaser Group’s Ratable Share of all accrued Servicing Fees.

After the Aggregate Investment, Aggregate Discount, fees payable pursuant to each Purchaser Group Fee Letter and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account. Each Purchaser Agent hereby covenants and agrees to timely provide the Administrator with all information necessary for the Administrator to make the allocations to the Purchaser Agents required to be made by the Administrator pursuant to Sections 1.4(d) and 1.4(f), including the applicable account of each Purchaser Agent for which amounts should be distributed.

(e) For the purposes of this Section 1.4:

(i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer, or any setoff or dispute between the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and, if such reduction or adjustment (x) causes the Purchased Interest to exceed 100%, (y) occurs after the occurrence of the Facility Termination Date or (z) occurs at any time when the Purchased Interest exceeds 100% or any Termination Event has occurred and is continuing, the Seller shall pay an amount equal to such reduction or adjustment to a Lock-Box Account (other than an Exception Account) (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers for application pursuant to Section ~~1.6~~1.4(~~a~~b) within one Business Day of such reduction or adjustment;

(ii) if on any day any of the representations or warranties in Section 1(g) or (m) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such date, a Collection of such Pool Receivable in full, and if such breach (x) causes the Purchased Interest to exceed 100%, (y) occurs after the occurrence of the Facility Termination Date or (z) occurs at any time when the Purchased Interest exceeds

9

100% or any Termination Event has occurred and is continuing, the Seller shall pay the amount of such deemed Collection to a Lock-Box Account (other than an Exception Account) (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers for application pursuant to Section ~~1.6~~1.4(~~a~~b) within one Business Day of such breach; provided that, upon payment in full by the Seller of any Pool Receivable in accordance with this Section 1.4(~~d~~e)(ii), the Administrator’s and each other Purchaser’s rights in such Receivable shall automatically be conveyed to the Seller, without representation or warranty, but free and clear of all liens, security interests, charges and encumbrances created by or through the Administrator or any Purchaser;

(iii) except as provided in clause (i) or (ii), or as otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv) if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(f) If at any time the Seller shall wish to cause the reduction of Aggregate Investment (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Investment), the Seller may do so as follows:

(i) the Seller shall give the Administrator, each Purchaser Agent and the Servicer at least two Business Days’ prior written notice thereof for any reduction of Aggregate Investment (such notice to include the amount of such proposed reduction and the proposed date on which such reduction will commence);

(ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

(iii) the Servicer shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Investment, for payment to the Administrator (for the account of such Purchaser) on ~~the next Settlement Date~~any Business Day designated by the Seller in the notice delivered pursuant to Section 1.4(f)(i), and the Aggregate Investment (together with the Investment of any related Purchaser) shall be deemed reduced in the amount to be paid to the Administrator (for the account of such Purchaser) only when in fact finally so paid;

10

; provided, that:

(A) the amount of any such reduction shall be not less than $500,000 in the aggregate for all Purchaser Groups (unless the Aggregate Investment at the time of such reduction is less than $500,000, in which case such reduction shall be in the amount required to reduce the Aggregate Investment to zero); and

(B) with respect to any Portion of Investment, the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period.

Section 1.5. Fees. The Seller shall pay to the Administrator for distribution to each Purchaser Agent for the benefit of the related Purchasers, certain fees in the amounts and on the dates set forth in those certain fee letters, each such letter (as amended or amended and restated through the date hereof and as amended, supplemented, or otherwise modified from time to time, a “Purchaser Group Fee Letter”), in each case among the Seller, the Servicer, the related Purchaser Agent and the related Purchasers; provided, however, that any Defaulting Purchaser’s right to receive Commitment Fees (as such term is defined in a Purchaser Group Fee Letter) shall be subject to the terms of Section 1.9.

Section 1.6. Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Seller or the Servicer hereunder or under any other Transaction Document shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than noon (New York City time) on the day when due in same day funds to the applicable account from time to time designated by the Administrator. All amounts received after noon (New York City time) will be deemed to have been received on the next Business Day. Except as expressly set forth herein (including, without limitation, as set forth in Sections 1.4(b)(ii) or (iii) with respect to Collections held in trust for Exiting Purchasers), the Administrator shall promptly (and, if reasonably practicable, on the day it receives such amounts) distribute to the applicable Purchaser Agent amounts received by it hereunder for the benefit of the Purchasers within such Purchaser Agent’s Purchaser Group, and such Purchaser Agent shall promptly thereafter distribute such amounts received by it to the Purchasers within its Purchaser Group ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to such Purchasers and (y) in the case of such amounts paid in respect of Investment (or in respect of any other obligations other than Discount and Fees), according to the outstanding Investment funded by such Purchasers. Unless the Administrator shall have received notice from Seller prior to the date on which any payment is due to the Administrator for the account of any Purchasers hereunder that the Seller (or the Servicer on its behalf) will not make such payment (including because Collections are not available therefor), the Administrator may assume that the Seller has made or will make such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Purchaser Agents the amount due. In such event, if the Seller (or the Servicer on its behalf) has not in fact made such payment, then each Purchaser Agent severally agrees to repay to the Administrator forthwith on demand the amount so distributed to such Purchaser Agent, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrator, at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation.

11

(b) Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

Section 1.7. Increased Costs.

(a) If any Purchaser Agent, Purchaser, Liquidity Provider, the Administrator or any other Program Support Provider or any of their respective Affiliates (each an “Affected Person”) reasonably determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any related liquidity facility, credit enhancement facility or other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest or any portion thereof in respect of which Discount is computed by reference to the applicable Benchmark, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(c) If such increased costs affect the related Affected Person’s portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement.

12

(d) Notwithstanding anything to the contrary, for purposes of this Section 1.7, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any Governmental Authority, any central bank of any jurisdiction, comparable agency or other Person, in each case pursuant to, or implementing, the accord know as Basel II or Basel III, are, in the case of each of clause (i) and clause (ii) above, deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted, issued, promulgated or implemented.

(e) Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Seller shall not be required to compensate an Affected Person pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Affected Person, as the case may be, notifies the Seller of the occurrence or event giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided further that, if the occurrence or event giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 1.8. Requirements of Law.

If any Affected Person reasonably determines that the existence of or compliance with: (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

(i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or any portion thereof or in the amount of such Person’s Investment relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding ~~taxes imposed on the overall pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof),~~Excluded Taxes),

(ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the applicable Benchmark or the Base Rate hereunder, or

(iii) does or shall impose on such Affected Person any other condition,

13

and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Administrator or as a Purchaser Agent, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Investment, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller and the Administrator certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate; provided, further, however, that notwithstanding anything to the contrary, for purposes of this Section 1.8, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any Governmental Authority, any central bank of any jurisdiction, comparable agency or other Person, in each case pursuant to, or implementing, the accord know as Basel II or Basel III, are, in the case of each of clause (i) and clause (ii) above, deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted, issued, promulgated or implemented.

Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Seller shall not be required to compensate an Affected Person pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Affected Person, as the case may be, notifies the Seller of the occurrence or event giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided further that, if the occurrence or event giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 1.9. ~~[Reserved]~~Defaulting Purchasers.

(a) Defaulting Purchaser Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Purchaser becomes a Defaulting Purchaser, then, until such time as such Purchaser is no longer a Defaulting Purchaser, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Purchaser’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as specified in the definition of Majority Purchasers, Simple Majority and Section 6.1.

(ii) Defaulting Purchaser Waterfall. Any payment of capital, principal, interest, yield, fees or other amounts received by the Administrator for the account of such Defaulting Purchaser (whether voluntary or mandatory, at maturity, pursuant to Section 1.4 or otherwise) or received by the Administrator from a Defaulting Purchaser pursuant to Section 6.11 shall be applied at such time or times as may be determined by the Administrator as follows: first, to the payment of any amounts owing by such Defaulting Purchaser to the Administrator hereunder; second, as the Seller may request (so long as no

14

Termination Event exists), to the funding of any Investment in respect of which such Defaulting Purchaser has failed to fund its portion thereof as required by this Agreement, as determined by the Administrator; third, if so determined by the Administrator and the Seller, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Purchaser’s potential future funding obligations with respect to Investments under this Agreement; fourth, to the payment of any amounts owing to the Purchasers as a result of any judgment of a court of competent jurisdiction obtained by any Purchaser against such Defaulting Purchaser as a result of such Defaulting Purchaser’s breach of its obligations under this Agreement; fifth, so long as no Termination Event exists, to the payment of any amounts owing to the Seller as a result of any judgment of a court of competent jurisdiction obtained by the Seller against such Defaulting Purchaser as a result of such Defaulting Purchaser’s breach of its obligations under this Agreement; and sixth, to such Defaulting Purchaser or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of any Investments in respect of which such Defaulting Purchaser has not fully funded its appropriate share, and (y) such Investments were made at a time when the conditions specified in Exhibit II were satisfied or waived, such payment shall be applied solely to pay the Investments of all Purchasers that are not Defaulting Purchasers on a pro rata basis prior to being applied to the payment of any Investments of such Defaulting Purchaser until such time as all Investments are held by the Committed Purchasers (together with their related Conduit Purchasers) pro rata in accordance with their Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Purchaser that are applied (or held) to pay amounts owed by a Defaulting Purchaser pursuant to this Section 1.9(a)(ii) shall be deemed paid to and redirected by such Defaulting Purchaser, and each Purchaser irrevocably consents hereto.

(iii) Certain Fees. Notwithstanding anything to the contrary in the applicable Purchaser Group Fee Letter, no Defaulting Purchaser shall be entitled to receive any Commitment Fee (as such term is defined in a Purchaser Group Fee Letter) (as accrued for any period during which that Purchaser is a Defaulting Purchaser and the Seller shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Purchaser).

(b) Defaulting Purchaser Cure. If the Seller and the Administrator agree in writing that a Purchaser is no longer a Defaulting Purchaser, the Administrator will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein, that Purchaser will, to the extent applicable, purchase at par that portion of outstanding Investment of the other Purchasers or take such other actions as the Administrator may determine to be necessary to cause the Aggregate Investment, to be held pro rata by the Committed Purchasers (together with their related Conduit Purchasers) in accordance with their Commitments, whereupon such Purchaser will cease to be a Defaulting Purchaser; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Seller while that Purchaser was a Defaulting Purchaser; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Purchaser to Purchaser will constitute a waiver or release of any claim of any party hereunder arising from that Purchaser’s having been a Defaulting Purchaser.

15

(c) Termination of Defaulting Purchaser. The Seller may terminate the unused amount of the Commitment of any Defaulting Purchaser upon not less than three (3) Business Days’ prior notice to the Administrator (which shall promptly notify the Purchasers thereof), and in such event the provisions of Section 1.9(a)(ii) will apply to all amounts thereafter paid by the Seller for the account of such Defaulting Purchaser under this Agreement (whether on account of Investment, principal, interest, Discount, fees, indemnity or other amounts); provided that (i) no Termination Event shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Seller, the Administrator or any Purchaser may have against such Defaulting Purchaser.

Section 1.10. Extension of Termination Date. The Seller may advise the Administrator and each Committed Purchaser in writing of its desire to extend the Scheduled Commitment Termination Date with respect to such Purchaser; provided that such request is made not more than one-hundred twenty (120) days prior to, and not less than sixty (60) days prior to, the then current Scheduled Commitment Termination Date with respect to such Purchaser. In the event that the applicable Purchaser is agreeable to such extension, the Administrator shall so notify the Seller in writing (it being understood that the Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 30 days prior to its then current Scheduled Commitment Termination Date and the Seller, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including reasonable Attorney Costs) shall be paid by the Seller. In the event a Purchaser declines the request for such extension, the Administrator shall so notify the Seller and each Purchaser Agent of such determination; provided, however, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the Purchaser shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension.

Section 1.11. Increase in Commitments.

(a) Requests for Increase. So long as no Termination Event or Unmatured Termination Event has occurred and is continuing, upon notice to the Administrator and each Purchaser Agent, the Servicer (on behalf of the Seller) may from time to time (i) request an increase in the Commitment with respect to any existing Committed Purchaser (with the consent of the Administrator) or (ii) request that additional Persons be added as Committed Purchasers subject to the provisions of Section 1.2(e), in each case at any time following the Closing Date and prior to the Facility Termination Date (it being understood and agreed that, for the avoidance of doubt, at no time shall the aggregate of all Commitments exceed $1,850,000,000); provided, that each request for an increase or addition of a Person pursuant to Section 1.2(e) shall be in a minimum amount of $10,000,000 and increments of $5,000,000 above such minimum amount. At the time of sending such notice with respect to any existing Committed Purchaser, the Servicer (in consultation with the Administrator and the Purchaser Agent related to such Committed Purchaser) shall specify the time period within which such Committed Purchaser and the Administrator are requested to respond to the Servicer’s request (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Administrator and such Committed Purchaser and its related Purchaser Agent). For the avoidance of doubt, any increase in the Commitment of any Committed Purchaser is at the sole discretion of such Committed Purchaser.

16

(b) Elections to Increase. In respect of any existing Committed Purchaser, each of such Committed Purchaser being asked to increase its Commitment and the Administrator shall notify the Seller and the Servicer within the applicable time period whether or not such Person agrees, in its respective sole discretion, to the increase to such Committed Purchaser’s Commitment. Any such Person not responding within such time period shall be deemed to have declined to consent to an increase in such Committed Purchaser’s Commitment. For the avoidance of doubt, only the consent of the Committed Purchaser then being asked to increase its Commitment and the Administrator shall be required in order to approve any such request.

(c) Effective Date. If the Commitment of any existing Committed Purchaser is increased in accordance with this Section 1.11, the Administrator and the Purchaser Agent for such Committed Purchaser shall determine the effective date with respect to such increase (such date, the “Commitment Increase Effective Date”).

(d) Notification by the Administrator. The Administrator shall notify each Purchaser Agent, the Seller and the Servicer of the Administrator’s and such Committed Purchaser’s response to each request made hereunder, the amount of such increase (if any) and the related Commitment Increase Effective Date. The parties hereto shall enter into such amendments or other documents reasonably required by the Administrator to document any increase.

(e) Conditions to Effectiveness of Increase. As a condition precedent to each such increase, the Servicer shall deliver to the Administrator and each Purchaser Agent, a certificate of the Secretary or Assistant Secretary of each of the Seller and the Servicer, dated as of the Commitment Increase Effective Date, (i) certifying and attaching (x) the resolutions of the Board of Directors of such Person adopted by such Board of Directors approving or consenting to such Commitment increase and authorizing the execution, delivery and performance by such Person of the amendment to this Agreement contemplated in Section 1.11(c), as applicable (it being understood that such resolutions may be dated as of a date prior to the Commitment Increase Effective Date), and (y) all documents evidencing all other necessary corporate action and governmental approvals, if any, with respect to such Commitment increase and such amendment to this Agreement (it being understood that such documents may be dated as of a date prior to the Commitment Increase Effective Date) and (ii) certifying that, before and after giving effect to such increase, (x) the representations and warranties of such Person contained in Exhibit III are true and correct as of the Commitment Increase Effective Date and (y) no Termination Event or Unmatured Termination Event ~~exists or shall exist~~has occurred and is continuing.

(f) Conflicting Provisions. This Section 1.11 shall supersede any provisions in Section 6.1 to the contrary.

17

Section 1.12. Discount Rates.

(a) Discount Rate Options. The Seller shall pay Discount in respect of the Aggregate Investment as selected by it from the applicable Discount Rate Options specified below applicable to the Investments (other than CP Rate Investments), respectively, it being understood that, subject to the provisions of this Agreement, the Seller may select different Discount Rate Options to apply simultaneously to the Investments comprising different Portions of Investment and may convert to or renew one or more Discount Rate Options with respect to all or any portion of the Investments comprising different Portions of Investment; provided that (i) there shall not be at any one time outstanding more than 5 (five) Portions of Investment and (ii) the Discount Rate for any CP Rate Investment shall at all times be determined pursuant to the definition of Discount Rate notwithstanding any otherwise applicable election by the Seller; provided further that if ~~an~~a Termination Event ~~or Unmatured Termination Event exists~~has occurred and is continuing, the ~~Seller may not request, convert to or renew any Term Rate Investment Option or Daily Resetting SOFR Option for any Investments and the~~ Majority Purchasers may demand that all existing Portions of Investment accruing Discount under a Term Rate Investment Option, Daily Resetting SOFR Option or Daily Simple SOFR shall be converted immediately to the Base Rate Option, subject to the obligation of the Seller to pay any Termination Fees in connection with such conversion. If at any time the designated rate applicable to any Investment made by any Purchaser exceeds such Purchaser’s highest lawful rate, the Discount Rate Option on such Purchaser’s Investments shall be limited to such Purchaser’s highest lawful rate. The applicable Base Rate, SOFR Rate, or Daily Resetting SOFR shall be determined by the Administrator, and such determination shall be conclusive absent manifest error.

(i) Discount Rate Options. The Seller shall have the right to select from the following Discount Rate Options applicable to the Investments:

(A) Term Rate Investment Options:

(1) SOFR Rate Option. In the case of SOFR Rate Investments denominated in Dollars, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the SOFR Rate as determined for each applicable Yield Period ~~plus the SOFR Adjustment~~; provided, that if the SOFR Rate Option, determined as provided above, would be less than the Floor, then the SOFR Rate Option shall be deemed to be the Floor.

(B) Daily Rate Investment Options:

(1) [Reserved]; or

(2) Daily Resetting SOFR Option. In the case of Daily Resetting SOFR Investments denominated in Dollars, a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to Daily Resetting SOFR ~~plus the SOFR Adjustment~~, such discount rate to change automatically from time to time effective as of the effective date of each change in Daily Resetting SOFR; provided, that if the Daily Resetting SOFR Option, determined as provided above, would be less than the Floor, then the Daily Resetting SOFR Option shall be deemed to be the Floor; or

(3) Base Rate Option. In the case of Base Rate Investments denominated in Dollars, a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate, such discount rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

18

(ii) Rate Quotations. The Seller may call the Administrator on or before the date on which a Purchase Notice is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrator or the Purchasers nor affect the rate of discount which thereafter is actually in effect when the election is made.

(b) Yield Periods. At any time when the Seller shall select, convert to or renew a Term Rate Investment Option, the Seller shall notify the Administrator thereof by delivering a request therefor prior to the effective date. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term Rate Investment Option:

(i) Amount of Portions of Investment. Each Portion of Investment under the Term Rate Investment Option shall be in integral multiples of, and not less than, the respective amounts specified in Section 1.2; and

(ii) Renewals. In the case of the renewal of a Term Rate Investment Option at the end of a Yield Period, the first day of the new Yield Period shall be the last day of the preceding Yield Period, without duplication in payment of discount for such day.

(c) Discount After Default. To the extent permitted by Law, upon the occurrence ~~of~~and continuance of a Termination Event ~~and until such time such Termination Event shall have been cured or waived~~, at the discretion of the Administrator or upon written demand by the Majority Purchasers to the Administrator:

(i) Discount Rate. The Discount for each Investment otherwise applicable pursuant to Section 1.12(a), shall be increased by 2.00% per annum;

(ii) Other Obligations. Each other obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Investments under the Base Rate Option plus an additional 2.00% per annum from the time such obligation becomes due and payable until the time such obligation is paid in full; and

(iii) Acknowledgment. The Seller acknowledges that the increase in rates referred to in this Section 1.12 reflects, among other things, the fact that such Investments or other amounts have become a substantially greater risk given their default status and that the Purchasers are entitled to additional compensation for such risk; and all such Discount shall be payable by Seller upon demand by Administrator.

(d) Unascertainable; Increased Costs; Deposits Not Available. If at any time:

(i) on or prior to the first day of a Yield Period, the Administrator shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the SOFR Rate or Daily Resetting SOFR applicable to an Investment cannot be determined pursuant to the definition thereof, including, without limitation, because such rate is not available or published on a current basis or (y) a fundamental change has occurred with respect to such rate (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or

19

(ii) on or prior to the first day of a Yield Period, any Purchaser determines that for any reason in connection with any request for a Term Rate Investment or a conversion thereto or a continuation thereof that the Term Rate Investment Option for any requested Yield Period with respect to a proposed Term Rate Investment, as applicable, does not adequately and fairly reflect the cost to such Purchasers of funding, establishing or maintaining such Investment, then the Administrator shall have the rights specified in clause (f).

(e) Illegality. If at any time any Purchaser shall have determined, or any Governmental Authority shall have asserted, that the making, maintenance or funding of any Investment to which any Discount Rate Option applies, or the determination or charging of discount rates based upon any Discount Rate Option has been made impracticable or unlawful, by compliance by such Purchaser in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), then the Administrator shall have the rights specified in clause (f).

(f) Administrator’s and Purchaser’s Rights. In the case of any event specified in Section 1.12(d)(i) above, the Administrator shall promptly so notify the Purchasers and the Seller thereof, and in the case of an event specified in Section 1.12(d)(ii) or (e) above, such Purchaser shall promptly so notify the Administrator and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrator shall promptly send copies of such notice and certificate to the other Purchasers and the Seller.

(i) Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (x) the Purchasers, in the case of such notice given by the Administrator, or (y) such Purchaser, in the case of such notice given by such Purchaser, to allow the Seller to select, convert to or renew an Investment under the affected Discount Rate Option shall be suspended (to the extent of the affected Discount Rate Option or the applicable Yield Periods) until the Administrator shall have later notified the Seller, or such Purchaser shall have later notified the Administrator, of the Administrator’s or such Purchaser’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

(ii) If at any time the Administrator makes a determination under clause (d)(i), (x) if the Seller has previously notified the Administrator of its selection of, conversion to or renewal of a an affected Discount Rate Option, and such Discount Rate Option has not yet gone into effect, absent due notice from the Seller of revocation, conversion or prepayment, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Investments in the amount specified therein and (y) any outstanding affected Investments shall be deemed to have been converted into Base Rate Investments immediately or, in the case of Term Rate Investments, at the end of the applicable Yield Period.

20

(iii) If any Purchaser notifies the Administrator of a determination under clause(d)(ii) or (e), the Seller shall, subject to the Seller’s obligation to pay any Termination Fees, as to any Investment of the Purchaser to which an affected Discount Rate Option applies, on the date specified in such notice either convert such Investment to the Base Rate Option otherwise available with respect to such Investment or prepay such Investment. Absent due notice from the Seller of conversion or prepayment, such Investment shall automatically be converted to the Base Rate Option otherwise available with respect to such Investment upon such specified date.

(g) Benchmark Replacement Setting.

(A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchasers and Seller without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrator has not received, by such time, written notice of objection to such Benchmark Replacement from Purchasers comprising the Majority Purchasers.

(B) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrator will have the right, in consultation with the Seller, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(C) Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the Seller and the Purchasers of (1) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (D) below

21

and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or, if applicable, any Purchaser (or Purchaser Group) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section.

(D) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrator may modify the definition of “Yield Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrator may modify the definition of “Yield Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(E) Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any request for an Investment accruing Discount based on the SOFR Rate, conversion to or continuation of Investments accruing Discount based on the SOFR Rate Option to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for an Investment of or conversion to Investments accruing Discount under the Base Rate Option. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(F) Definitions. As used in this Section:

22

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of a Yield Period or (y) otherwise, any payment period for discount calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, the SOFR Rate and Daily Resetting SOFR; provided that if a replacement of the Benchmark has occurred pursuant to this Section 1.12(g), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrator for the applicable Benchmark Replacement Date:

(1) with respect to a Benchmark Transition Event relating to the Daily Resetting SOFR or SOFR Rate, ~~the sum of: (A)~~ Daily Simple SOFR ~~and (B) the SOFR Adjustment~~; and

(2) the sum of (A) the alternate benchmark rate that has been selected by the Administrator and the Seller as the replacement for the then-current Benchmark for the applicable Available Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion; provided; further that if the Benchmark Replacement (as determined pursuant to clause (1) or (2) above and after giving effect to the ~~SOFR Adjustment or the~~ related Benchmark Replacement Adjustment~~, respectively~~) would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for discount calculated with reference to such Unadjusted Benchmark Replacement.

23

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (2) of the definition of “Benchmark Transition Event,” date determined and announced or on behalf of the administrator of such Benchmark (or such component thereof) or by the Administrator, which date shall promptly follow the date of the public statement or publication of information referenced therein; or

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark, or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that:

(1) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark; or

(2) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.12(g) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.12(g).

24

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or discount payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by the Administrator in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

(h) Selection of Discount Rate Options. If the Seller fails to select a new Discount Rate Option to apply to any Portion of Investment under any Term Rate Investment Option at the expiration of an existing Yield Period applicable to such Portion of Investment in accordance with the provisions of Section 1.12, the Seller shall be deemed to have continued such Portion of Investment as the Term Rate Investment Option then in effect commencing upon the last day of the existing Yield Period. Each Yield Period for SOFR Rate Investments shall be a period of one (1) month. Any Purchase Notice that fails to select a Discount Rate Option shall be deemed to be a request for the SOFR Rate Option.

(i) Discount Payment Dates. Each Investment shall accrue Discount on each day when such Investment remains outstanding at the then applicable discount rate for the Portion of Investment relating to such Investment. The Seller shall pay all Discount on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 1.4.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES; COVENANTS;

TERMINATION EVENTS

Section 2.1. Representations and Warranties; Covenants. Each of the Seller, WESCO and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

Section 2.2. Termination Events. If any of the Termination Events set forth in Exhibit V shall occur and be continuing, the Administrator may (with the consent of a Simple Majority of the Purchasers) or shall (at the direction of a Simple Majority of the Purchasers), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other Applicable Law, which rights and remedies shall be cumulative.

25

ARTICLE III.

INDEMNIFICATION

Section 3.1. Indemnities by the Seller. Without limiting any other rights that any Purchaser Agent, Purchaser, Liquidity Provider, the Administrator or any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or assigns (each, an “Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, taxes (including any incremental taxes suffered by an Indemnified Party, paid on an after-tax basis, that arise because an Investment is not treated consistently with the Intended Tax Treatment), losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its officers, directors, agents or counsel, (b) Indemnified Amounts in respect of any Receivable to the extent that such Receivable is uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor, or (c) any ~~overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof~~Excluded Taxes. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand (which demand shall be accompanied by documentation of the Indemnified Amounts, in reasonable detail) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Information Package or Daily Report to be true and correct, or the failure of any other information provided to such Indemnified Party by the Seller or Servicer with respect to Receivables or this Agreement to be true and correct;

(ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made;

(iii) the failure by the Seller to comply with any Applicable Law with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iv) the failure to vest in the Administrator (for the benefit of the Purchasers) a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, or, if not, a (B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim;

26

(v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any Purchase or reinvestment or at any subsequent time;

(vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable;

(vii) any failure of the Seller, any Affiliate of the Seller or the Servicer to perform its duties or obligations in accordance with the provisions hereof or under the Contracts;

(viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;

(ix) the commingling of Collections at any time with other funds;

(x) the use of proceeds of purchases or reinvestments; or

(xi) any reduction in the Aggregate Investment as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

Section 3.2. Indemnities by the Servicer. Without limiting any other rights that any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package or Daily Report to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities of the Servicer, its Affiliates and designees, including any sub-servicers, with respect to such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party~~.~~, excluding, however: (x) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its officers, directors, agents or counsel and (y) Indemnified Amounts in respect of any Receivable to the extent that such Receivable is uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor.

27

ARTICLE IV.

ADMINISTRATION AND COLLECTIONS

Section 4.1. Appointment of the Servicer.

(a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to WESCO (in accordance with this Section 4.1) of the designation of a new Servicer, WESCO is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence and continuance of a Termination Event, the Administrator may (with the consent of the Majority Purchasers) or shall (at the direction of the Majority Purchasers) designate as Servicer any Person (including itself) to succeed WESCO or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b) Upon the designation of a successor Servicer as set forth in clause (a), WESCO agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and WESCO shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

(c) WESCO acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each Purchaser Group have relied on WESCO’s agreement to act as Servicer hereunder. Accordingly, WESCO agrees that it will not voluntarily resign as Servicer.

(d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator or an Affiliate thereof, the Administrator and the Majority Purchasers shall have consented in writing in advance to such delegation, except that no consent shall be required with respect to the delegation of any duties to outside collection agencies with respect to Defaulted Receivables.

28

Section 4.2. Duties of the Servicer.

(a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside, for the account of each Purchaser Group, the amount of the Collections to which each such Purchaser Group is entitled in accordance with Article I. The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Pool Receivable and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that: (i) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable (or cause any ineligible Receivable to become an Eligible Receivable) or limit the rights of the Administrator or any Purchaser Group under this Agreement, (ii) the original invoice date shall continue to be used for purposes of determining whether such Receivable is an Eligible Receivable, a Delinquent Receivable or a Defaulted Receivable and (iii) if a Termination Event has occurred and is continuing and WESCO or an Affiliate thereof is serving as the Servicer, WESCO or such Affiliate may make such extension or adjustment only upon the prior approval of the Administrator (with the consent of the Majority Purchasers). The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of each Purchaser Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is WESCO or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either: (A) a Termination Event has occurred and is continuing or (B) the Administrator believes in good faith that failure to commence, settle or effect such legal action, foreclosure or repossession could adversely affect Receivables constituting a material portion of the Pool Receivables.

(b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if WESCO or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than WESCO or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c) The Servicer’s obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Purchaser Agents, each Purchaser, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

After such termination, if WESCO or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

29

Section 4.3. Lock-Box Account Arrangements. Prior to the date hereof, the Seller has entered into Lock-Box Agreements with all of the Lock-Box Banks maintaining any Lock-Box Account and delivered original counterparts of each such Lock-Box Agreement to the Administrator and each Purchaser Agent. Upon (i) the occurrence of a Termination Event, (ii) WESCO or Holdings ceasing to have a rating of at least “B-” by Standard & Poor’s on its corporate credit rating or (iii) Holding’s Available Liquidity fails to exceed $100,000,000 (any of the foregoing, a “Dominion Trigger Event”), the Administrator may (~~with the consent of any of the Purchasers) or shall (~~or, upon the direction of ~~any of~~ the ~~Purchasers~~Simple Majority, shall) at any time thereafter so long as any event described in clauses (i), (ii) or (iii) above exists at such time, give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator’s instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement (collectively, the “Lock-Box Rights”). The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator or any Purchaser Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Purchaser Groups, any Indemnified Party or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder). The Administrator hereby agrees that, if, at any time following its exercise of its Lock-Box Rights, to the extent such Lock-Box Rights are being exercised by the Administrator due solely to the occurrence of the event in clause (iii) above and such event has been cured for a period of not less than 60 consecutive days, unless consented to in writing by the Administrator and each Purchaser Agent, upon notice of such cure to the Administrator and each Purchaser Agent, the Administrator shall reasonably cooperate with the Seller and the Servicer to cease exercising such Lock-Box Rights within a reasonable period of time; provided, however, that if, at any time the Administrator ceases to exercise its Lock-Box Rights in accordance with this sentence, such cessation shall not preclude the Administrator from exercising any or all of its Lock-Box Rights at any time following such date.

Section 4.4. Enforcement Rights.

(a) At any time following the occurrence and continuance of a Termination Event:

(i) the Administrator may (with the consent or at the direction of a Simple Majority of the Purchasers) direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee;

30

(ii) the Administrator may (with the consent or at the direction of a Simple Majority of the Purchasers) instruct the Seller or the Servicer to give notice of the Purchaser Groups’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of such Purchaser Groups), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors; and

(iii) the Administrator may (with the consent or at the direction of a Simple Majority of the Purchasers) request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

(b) The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, after the occurrence and continuance of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 4.5. Responsibilities of the Seller.

(a) Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, the Purchaser Agents or the Purchasers of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator, the Purchaser Agents or any of the Purchasers shall not have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, Servicer, WESCO or the Originators thereunder.

31

(b) WESCO hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, WESCO shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that WESCO conducted such data-processing functions while it acted as the Servicer.

Section 4.6. Servicing Fee.

(a) Subject to clause (b), the Seller shall pay to the Servicer a fee (the “Servicing Fee”) for the provision of all services relating to the collection and administration of the Pool Receivables and related cash management activities, which services shall be performed by employees of the Servicer. The Servicing Fee shall be equal to 1.0% per annum of the aggregate Outstanding Balance of the Pool Receivables as of the last day of the prior month. Such fee shall be paid through (x) the Servicer’s retention of amounts representing the Seller’s Share and the Purchaser Group’s Ratable Share of the Servicing Fee, and (y) otherwise, the distributions contemplated by Section 1.4(d).

(b) If the Servicer ceases to be WESCO or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

Section 4.7. [Reserved].

Section 4.8. Erroneous Payment.

(a) Each Purchaser hereby agrees that (i) if the Administrator notifies such Purchaser that the Administrator has determined in its sole discretion that any funds received by such Purchaser from the Administrator or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Purchaser (whether or not known to such Purchaser (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise); individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Purchaser shall promptly, but in no event later than one Business Day thereafter, return to the Administrator the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Purchaser to the date such amount is repaid to the Administrator in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) such Purchaser shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrator for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrator to any Purchaser under this clause (a) shall be conclusive, absent manifest error.

32

(b) Without limiting immediately preceding clause (a), each Purchaser hereby further agrees that if it receives an Erroneous Payment from the Administrator (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by the Administrator (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Purchaser further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Purchaser shall promptly notify the Administrator of such occurrence and, upon demand from the Administrator, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrator the amount of any such Erroneous Payment (or portion thereof) that was received by such Purchaser to the date such amount is repaid to the Administrator in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Seller and each other Purchaser hereby agree that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Purchaser that has received such Erroneous Payment (or portion thereof) for any reason, the Administrator shall be subrogated to all the rights of such Purchaser with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Seller, any Originator or the Servicer, except that in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrator from the Seller, any Originator or the Servicer for the purpose of making such Erroneous Payment.

(d) Each party’s obligations under this Section 4.8 shall survive the resignation or replacement of the Administrator or any transfer of rights or obligations by, or the replacement of, a Purchaser, the termination of the Commitments or the repayment, satisfaction or discharge of all Seller’s obligations (or any portion thereof) under any Transaction Document.

ARTICLE V.

THE AGENTS

Section 5.1. Appointment and Authorization.

(a) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC Bank, National Association as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or Applicable Law.

33

(b) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

(c) Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

(d) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

Section 5.2. Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 5.3. Exculpatory Provisions. None of the Purchaser Agents, the Administrator or any of their directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the ~~Majority~~requisite Purchasers specified herein (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, Servicer, or any of their Affiliates, (ii) the value,

34

validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, any Originator or any of their Affiliates to perform any obligation or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, Originator or any of their Affiliates.

Section 5.4. Reliance by Agents. Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchasers (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.

(a) The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchasers or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.

(b) The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Purchasers with such majority, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.

(c) Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

35

Section 5.5. [Reserved].

Section 5.6. Notice of Termination Events. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless ~~such~~, in the case of the Administrator, the Administrator has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller and, in the case of any Purchaser Agent, such Purchaser Agent has received notice from the Administrator, any other Purchaser Agent, any Purchaser, the Servicer or the Seller, in each case, stating that a Termination Event or Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or Unmatured Termination Event as may be directed by the Majority Purchasers unless such action otherwise requires the consent of all Purchasers), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and Purchaser Agents.

Section 5.7. Non-Reliance on Administrator, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, WESCO, Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, WESCO, Servicer or the Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent or Purchaser with any information concerning the Seller, WESCO, Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 5.8. Administrators and Affiliates. Each of the Purchasers and the Administrator and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, WESCO, Servicer or any Originator or any of their Affiliates and PNC Bank, National Association may exercise or refrain from exercising its rights and powers as if it were not the Administrator. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include each of the Purchaser Agents and the Administrator in their individual capacities.

36

Section 5.9. Indemnification. Each Purchaser Group shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, WESCO or Servicer and without limiting the obligation of the Seller, WESCO or Servicer to do so), ratably in accordance with its Ratable Share from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction); provided, that in the case of each Purchaser that is a Conduit Purchaser, such indemnity shall be provided solely by the Committed Purchaser in such Conduit Purchaser’s Purchaser Group.

Section 5.10. Successor Administrator.

(a) The Administrator may, upon at least five (5) days’ notice to the Seller and each Purchaser and Purchaser Agent, resign as Administrator. Except as provided below, such resignation shall not become effective until a successor agent is appointed by the Majority Purchasers (with the consent of the Seller so long as no Termination Event has occurred and is continuing) and has accepted such appointment. If no successor Administrator shall have been so appointed by the Majority Purchasers (with the consent of the Seller so long as no Termination Event has occurred and is continuing), within thirty (30) days after the departing Administrator’s giving of notice of resignation, the departing Administrator may appoint a successor Administrator as successor Administrator subject to the prior written approval of the Seller (which approval shall not be unreasonably withheld, conditioned or delayed and shall not be required if a Termination Event exists). If no successor Administrator shall have been so appointed by the Majority Purchasers or the Administrator within sixty (60) days after the departing Administrator’s giving of notice of resignation, the departing Administrator may petition a court of competent jurisdiction to appoint a successor Administrator.

(b) Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

37

ARTICLE VI.

MISCELLANEOUS

Section 6.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator and each of the Majority Purchasers, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the applicable Purchaser Group Fee Letter, (D) change the amount of Investment of any Purchaser, any Purchaser’s pro rata share of the Purchased Interest or any Committed Purchaser’s Commitment, (E) amend, modify or waive any provision of the definition of “Majority Purchaser”, “Simple Majority” or this Section 6.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Default Ratio”, “Eligible Receivable”, “Loss Reserve”, “Loss Reserve Percentage”, “Dilution Reserve”, “Dilution Reserve Percentage”, “Dilution Volatility Component”, “Minimum Dilution Reserve”, “Minimum Dilution Reserve Percentage”, “Termination Event”, “Yield Reserve”, “Yield Reserve Percentage”, “Total Reserves”, “Adjusted Net Receivables Pool Balance” or “Net Receivables Pool Balance”, (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses, or (I) otherwise materially and adversely affect the rights of any such Purchaser hereunder; provided, further, however, (i) no amendment or waiver of any provision of any Lock-Box Agreement or the Lock-Box Schedule Letter Agreement shall require the consent of any Purchaser (other than the Administrator) ~~and~~, (ii) no amendment to the Sale Agreement joining any Subject Originator to the Sale Agreement as an Originator shall require the consent of any Purchaser (other than the Administrator) so long as either (x) the Joinder Conditions are satisfied or (y) the agreement joining such Subject Originator states that the Receivables of such Originator shall be deemed to be Ineligible Subject Originator Receivables and (iii) no Defaulting Purchaser shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Purchasers or each affected Purchaser may be effected with the consent of the applicable Purchasers other than Defaulting Purchasers), except that (x) the Commitment of any Defaulting Purchaser may not be increased or extended without the consent of such Defaulting Purchaser and (y) any waiver, amendment or modification requiring the consent of all Purchasers or each affected Purchaser that by its terms affects any Defaulting Purchaser disproportionately adversely relative to other affected Purchasers shall require the consent of such Defaulting Purchaser. Notwithstanding the foregoing, the Administrator and the Seller shall be permitted to amend any provision of any Transaction Document (and such amendment shall become effective without any further action or consent of any party to any Transaction Document) if the Administrator and Seller shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. No failure on the part of the Purchasers or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 6.2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party

38

set forth under its name on Schedule IV hereof (or in any Assignment Agreement or other document or agreement pursuant to which it is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

Section 6.3. Successors and Assigns; Participations; Assignments.

(a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, the Seller may not assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator, the Purchaser Agents and the Purchasers.

(b) Participations. Any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, however, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.

Each Purchaser that sells a participation shall, acting solely for this purpose as an agent of the Seller, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments and Investments or other obligations under this Agreement (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Investment or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Investment or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrator (in its capacity as Administrator) shall have no responsibility for maintaining a Participant Register.

(c) Assignments by Certain Committed Purchasers. Any Committed Purchaser may assign to one or more Persons (each a “Purchasing Committed Purchaser”), reasonably acceptable to the related Purchaser Agent ~~in its~~and the Administrator, in each such Person’s sole discretion, any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Annex E with any changes as have been approved by the parties thereto (a “Transfer Supplement”), executed by each such Purchasing Committed Purchaser, such selling Committed Purchaser, such related Purchaser Agent~~.~~ and with the consent of the Seller (provided, that the

39

consent of the Seller shall not be unreasonably withheld, conditioned or delayed and that no such consent shall be required if (i) a Termination Event has occurred and is continuing or (ii) such assignment is made by any Committed Purchaser to any other Purchaser, an Affiliate of any Purchaser, or any Person that is associated with or administered by the Administrator any Purchaser or any Affiliate of any Purchaser). Any such assignment by a Committed Purchaser cannot be for an amount less than the lesser of $30,000,000 and the amount of such Committed Purchaser’s Commitment. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Committed Purchaser to the selling Committed Purchaser of the agreed purchase price, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party hereto and shall have all the rights and obligations of a Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Committed Purchaser allocable to such Purchasing Committed Purchaser shall be equal to the amount of the Commitment of the selling Committed Purchaser transferred regardless of the purchase price paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Committed Purchaser as a “Committed Purchaser” and any resulting adjustment of the selling Committed Purchaser’s Commitment.

(d) [Reserved].

(e) Assignment by Conduit Purchasers. Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder. Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest. Notwithstanding the foregoing, any Committed Purchaser and Conduit Purchaser may assign any Investments to other willing Committed Purchasers or Conduit Purchasers in their respective Purchaser Groups without any requirements for delivery of a Transfer Supplement; provided the Purchaser Agent for such Purchaser Group shall promptly notify the Seller and the Administrator of such assignment.

(f) Register. The Administrator shall, acting solely for this purpose as an agent of the Seller, maintain at its address referred to on Schedule IV of this Agreement (or such other address of the Administrator notified by the Administrator to the other parties hereto) a copy of each Transfer Supplement delivered to and accepted by it and a register for the recordation of the names and addresses of the Purchasers, the Commitment of each Committed Purchaser and the

40

aggregate Investment of each Purchaser from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Servicer, the Administrator, the Purchaser Agents and the Purchasers may treat each Person whose name is recorded in the Register as a Purchaser, as a Purchaser under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Seller, the Servicer, any Purchaser Agent or any Purchaser at any reasonable time and from time to time upon reasonable prior notice.

(g) Procedure. Upon its receipt of a Transfer Supplement executed and delivered by an assigning Purchaser, the Administrator shall, if such Transfer Supplement has been duly completed, (i) accept such Transfer Supplement and (ii) record the information contained therein in the Register.

Section 6.4. Costs, Expenses and Taxes. In addition to the rights of indemnification granted under Section 3.1, the Seller agrees to pay on demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic internal audits by the Administrator of Pool Receivables) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Administrator, each Purchaser Group and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, each Purchaser Group and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) all reasonable costs and expenses (including Attorney Costs), if any, of the Administrator, each Purchaser Group and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents.

The Seller, the Servicer, the Purchasers, the Purchaser Agents and the other parties hereto have structured this Agreement with the intention that the Investments will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Seller, the Servicer, the Purchasers, the Purchaser Agents and the other parties from time to time party hereto agree not to file any tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by a final determination within the meaning of Section 1313 of the Internal Revenue Code (or similar or analogous state, local or foreign tax law).

In addition, the Seller shall pay on demand any and all stamp and other similar taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 6.5. No Proceedings; Limitation on Payments.

(a) Each of the Seller, WESCO, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any Insolvency Proceeding, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full.

41

(b) Each of WESCO, the Servicer, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any Insolvency Proceeding until one year and one day after the Final Payout Date; provided, that the Administrator may take any such action in its sole discretion following the occurrence of a Termination Event.

(c) Notwithstanding any provisions contained in this Agreement to the contrary, a Conduit Purchaser shall not, and shall be under no obligation to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay such Conduit Purchaser’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all of its outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all of such Conduit Purchaser’s Notes are paid in full. Any amount which any Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provision of this Section 6.5 shall survive any termination of this Agreement.

Section 6.6. GOVERNING LAW AND JURISDICTION.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

42

Section 6.7. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

Section 6.8. Survival of Termination. The provisions of Sections 1.7, 1.8, 3.1, 3.2, 6.4, 6.5, 6.6, 6.9, 6.10 and 6.14 shall survive any termination of this Agreement.

Section 6.9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 6.10. Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Investment or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 6.11. Right of Setoff. ~~During~~ If a Termination Event has occurred and is continuing, each Purchaser after obtaining the prior written consent of the Administrator, is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured)~~.~~; provided that in the event that any Defaulting Purchaser shall exercise any such right of setoff, (x) all amounts so set off shall be paid over

43

immediately to the Administrator for further application in accordance with the provisions of Section 1.9 and, pending such payment, shall be segregated by such Defaulting Purchaser from its other funds and deemed held in trust for the benefit of the Administrator and the Purchasers, and (y) the Defaulting Purchaser shall provide promptly to the Administrator a statement describing in reasonable detail the obligations owing to such Defaulting Purchaser as to which it exercised such right of setoff. Each Purchaser agrees to notify the Seller and the Administrator promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 6.12. Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 6.13. Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 6.14. Limitation of Liability. ~~Purchaser Groups’ Liabilities1.~~ The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Without limiting the obligations of the Seller and the Servicer under Sections 3.1 and 3.2, neither the Seller nor the Servicer shall have any liability for any punitive, special, indirect or consequential damages resulting from this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith, provided further that, nothing in this Section 6.14 shall relieve either the Seller or the Servicer of any obligation it may have to indemnify an Indemnified Party against special, indirect, consequential or punitive damages asserted against such Indemnified Party by a third party.

Section 6.15. Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) each Committed Purchaser may at any time pledge or grant a security interest in all or any portion of its interest in, to and under its undivided percentage ownership interest with regard to the Purchased Interest or under this Agreement to secure its obligations to a Federal Reserve Bank, or (ii) in the event that any Conduit Purchaser assigns any interest in, to and under its undivided percentage ownership interest with regard to the Purchased Interest to any Program Support Provider pursuant to a Program Support Agreement, such Program Support Provider may at any time pledge or grant a security interest in all or any portion of its interest in, to and under such undivided percentage ownership interest with regard to the Purchased Interest or under this Agreement to secure the obligations of such Program Support Provider to a Federal Reserve Bank, in each case without notice to or the consent of the Seller.

44

Section 6.16. Confidentiality.

(a) Each of the Seller and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of ~~this Agreement or~~ any Purchaser Group Fee Letter ~~(including any fees payable in connection with this Agreement, any Purchaser Group Fee Letter or any other Transaction Document or the identity of the Administrator or any Purchaser or Purchaser Agent)~~, except as the Administrator and each Purchaser Agent may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Seller, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Seller and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrator and the affected Purchaser or Purchaser Agent of its intention to make any such disclosure prior to making such disclosure. Each of the Seller and the Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. ~~Notwithstanding the foregoing, it is expressly agreed that each of the Seller, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrator shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; provided, further, that no such press release shall name or otherwise identify the Administrator, any Purchaser, any Purchaser Agent or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).~~

(b) Each of the Administrator, the Purchasers and the Purchaser Agents agrees to maintain the confidentiality of the Information (as defined below), except as the Seller or Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such Information (a) to its Advisors and Representatives, (b) to the extent such information has become available to the public other than as a result of a disclosure by or through such Person or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the affected Person will use reasonable efforts to maintain confidentiality and will (unless otherwise not practicable or prohibited by Applicable Law) notify the Seller and Servicer of its intention to make any such disclosure prior to making such disclosure, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder or (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or

45

obligations under this Agreement. For the purposes of this Section, “Information” means all information from or on behalf of the Seller, Servicer or any Originator relating to their business, other than any such information that is available to the Administrator, such Purchaser or such Purchaser Agent on a non-confidential basis prior to disclosure by the Seller, Servicer or any Originator and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(c) ~~(b)~~ As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Person shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.

(d) ~~(c)~~ Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

Section 6.17. Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

~~Section 6.18. Credit Agreement. Notwithstanding anything to the contrary set forth herein, each reference to any definition, section or provision in the Credit Agreement shall be a reference thereto without giving effect to any amendments, supplements or other modifications thereto entered into at any time that PNC Bank, National Association is not a party to the Credit Agreement.~~

Section 6.18. Replacement of Purchasers, Affected Entities and Agents.

If (i) any Affected Person requests compensation under Sections 1.7 or 1.8, (ii) any Purchaser is a Defaulting Purchaser or (iii) any Purchaser fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Transaction Document that requires the approval of such Purchaser in accordance with the terms of Section 6.1, but the consent of the Majority Purchaser have been obtained with respect to such

46

amendment, modification, termination, waiver or consent; the Seller may arrange, at its sole expense, for an assignment of, and such Purchaser or Affected Person, as applicable, hereby agrees to fully cooperate with the Seller in effectuating any such assignment, to one or more financial institutions acceptable to the Seller and the Administrator, all the rights and obligations hereunder of each such Purchaser or Affected Person, as applicable, in accordance with Section 6.3 and in exchange for receipt by such Person of an amount, in immediately available funds, equal to all amounts owed such Person hereunder or under any other Transaction Document at such time. Except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Purchaser will constitute a waiver or release of any claim of any party hereunder arising from that Purchaser’s having been a Defaulting Purchaser.

Section 6.19. USA Patriot Act. Each of the Administrator and each of the other Affected Persons hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the other Affected Persons may be required to obtain, verify and record information that identifies the Seller, the Originators and the Servicer, which information includes the name, address, tax identification number and other information regarding the Seller, the Originators and the Servicer that will allow the Administrator and the other Affected Persons to identify the Seller, the Originators and the Servicer in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller and the Servicer agrees to provide the Administrator and each other Affected Persons, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

Section 6.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Documents or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

47

(iii) the variation of the terms of such liability in connection with the exercise of the Write-down and Conversion Powers of the applicable Resolution Authority.

Section 6.21. Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting Purchaser or Purchaser Agent shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 6.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

48

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

49

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WESCO RECEIVABLES CORP.,
as Seller

By:
Name:
Title:

WESCO DISTRIBUTION, INC., as Servicer

By:
Name:
Title:

S-1	Fifth Amended and Restated Receivables Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for PNC Bank, National Association

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:
Name:
Title:

S-2	Fifth Amended and Restated Receivables Purchase Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Committed Purchaser

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser Agent for Wells Fargo Bank, National Association

By:
Name:
Title:

S-3	Fifth Amended and Restated Receivables Purchase Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Committed Purchaser

By:
Name:
Title:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Purchaser Agent for Fifth Third Bank, National Association

By:
Name:
Title:

S-4	Fifth Amended and Restated Receivables Purchase Agreement

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Purchaser Agent for Liberty Street Funding LLC and as a Committed Purchaser

By:
Name:
Title:

S-5	Fifth Amended and Restated Receivables Purchase Agreement

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of RELIANT TRUST, by its U.S. Financial Services Agent, THE TORONTO-DOMINION BANK, as a Conduit Purchaser

By:
Name:
Title:

GTA FUNDING LLC, as a Conduit Purchaser

By:
Name:
Title:

THE TORONTO-DOMINION BANK, as Purchaser Agent for Reliant Trust and GTA Funding LLC and a Committed Purchaser

By:
Name:
Title:

S-6	Fifth Amended and Restated Receivables Purchase Agreement

BANK OF AMERICA, NATIONAL ASSOCATION, as a Committed Purchaser

By:
Name:
Title:

BANK OF AMERICA, NATIONAL ASSOCATION, as a Purchaser Agent for Bank of America, N.A.

By:
Name:
Title:

S-7	Fifth Amended and Restated Receivables Purchase Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, as a Purchaser Agent for Macro Trust and Bay Square Funding LLC and as a Committed Purchaser

By:
Name:
Title:

By:
Name:
Title:

BAY SQUARE FUNDING LLC, as a Conduit Purchaser

By:
Name:
Title:

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of MACRO TRUST, by its Financial Services Agent, CANADIAN IMPERIAL BANK OF COMMERCE, as a Conduit Purchaser

By:
Name:
Title:

By:
Name:
Title:

S-8	Fifth Amended and Restated Receivables Purchase Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Committed Purchaser

By:
Name:
Title:

HSBC SECURITIES USA INC., as Purchaser Agent for HSBC Bank USA, National Association

By:
Name:
Title:

S-9	Fifth Amended and Restated Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS

As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.

“Adjusted Dilution Ratio” means, at any time, the twelve-month rolling average of the Dilution Ratio.

“Adjusted Net Receivables Pool Balance” means, at any time: (a) the Net Receivables Pool Balance, plus (b) the sum of (i) the aggregate Outstanding Balance of all Affiliate Receivables then in the Receivables Pool, (ii) the Specifically Reserved Amount and (iii) the aggregate amount for each Obligor of the lesser of (x) the Contra Amount, if any, with respect to such Obligor at such time and (y) the aggregate Outstanding Balance of all Pool Receivables, the Obligor of which is such Obligor.

“Administrator” has the meaning set forth in the preamble to this Agreement.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that (i) any thereof in favor of the Administrator (for the benefit of the Purchasers ) shall not constitute an Adverse Claim and (ii) any grant of security interest in the capital stock of the Seller pursuant to the Credit Agreement shall not constitute an Adverse Claim.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 1.7 of this Agreement.

“Affiliate” means, as to any Person, any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

“Affiliate Receivable” means any Receivable, the Obligor of which is an Affiliate of WESCO or any Originator.

“Aggregate Discount” at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Investment at such time.

“Aggregate Investment” means, at any time, the aggregate of the Investments of each Purchaser at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Amendment Date” means March 8, 2024.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti—bribery or anti-corruption in any jurisdiction to which WESCO or any of the Covered Entities is subject.

“Anti-Terrorism Law” means any Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B.

“Applicable Law” means, with respect to any Person, all provisions of Law applicable to such Person or any of its property.

~~“AR System” means (i) the Oracle, AS 400 Mainframe, SxE or Eclipse accounts receivable systems which are used by the on-system originators, (ii) the accounts receivables systems which are used by the off-system originators, or (iii) any system or systems which replace any of the foregoing.~~

“Assumption Agreement” means an agreement substantially in the form set forth in Annex D to this Agreement.

“Attorney Costs” means and includes all reasonable ~~fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.~~and documented fees and out-of-pocket costs and expenses of one counsel to the Purchaser Parties, taken as a whole, and if reasonably deemed necessary or desirable by the Administrator, one firm of local counsel in each applicable jurisdiction; provided that, in connection with the enforcement or protection of the Purchaser Parties rights following the occurrence and during the continuance of a Termination Event if there shall exist an actual or perceived conflict of interest among such Persons, one or more additional law firms in each relevant jurisdiction shall be permitted to the extent necessary to eliminate such conflict.

“Available Liquidity” means, on any date of determination, the sum of (i) the Maximum Incremental Purchase, (ii) the amount of borrowing availability under the Credit Agreement and (iii) cash balances and liquid investments held by WESCO and its Affiliates.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate” means, any Purchaser, for any day (a) a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i) the rate of interest in effect for such day as publicly announced from time to time by such Purchaser’s Purchaser Agent as its “prime rate”, “base rate” or similarly designate rate and which is used as a general reference point for pricing some loans, which may be priced at, above or below such announced rate,

(ii) 0.50% per annum above the latest Overnight Bank Funding Rate, and

(iii) Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; or

(b) such other rate set forth as the “Base Rate” for such Purchaser in its Purchaser Group Fee Letter, or any other document pursuant to which is became a party hereto.

“Base Rate Option” means the option of the Seller to have Investments accrue Discount at the rate and under the terms specified in Section 1.12(a)(i)(B)(3).

“Beneficial Owner” means, for the Seller, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Seller’s capital stock; and (b) a single individual with significant responsibility to control, manage, or direct the Seller.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, any Originator, WESCO or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

“Blocked Property” means any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise would cause any actual violation by any Purchaser Party of any applicable International Trade Law if the Purchaser Parties were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York City, New York or Pittsburgh, Pennsylvania; provided that for purposes of any direct or indirect calculation or determination of, or when used in connection with SOFR Rate Investment or Daily Resetting SOFR Investment, the term “Business Day” means any such day Term SOFR or SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, or any successor website thereto.

“Certification of Beneficial Owner(s)” means, for the Seller, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Change in Control” means (i) Holdings ceases to own, directly or indirectly, 100% of the capital stock of WESCO or (ii) WESCO ceases to own, directly or indirectly (including through one or more of its Subsidiaries), (a) 100% of the capital stock of the Seller free and clear of all Adverse Claims or (b) a majority of the capital stock of any Originator~~, in the case of each of (i) and (ii)(b) above, free and clear of all Adverse Claims other than the pledges or grants of security interest by WESCO or one or more of its Subsidiaries to (x) Barclays Bank PLC or any other Person that assumes its obligations under the Intercreditor Agreement, as agent for itself and various lenders pursuant to one or more pledge agreements and security agreements as required under the Credit Agreement as such pledge agreements or security agreements may be amended, restated, supplemented or otherwise modified from time to time and (y) such other lenders to WESCO and its Subsidiaries so long as such lenders enter into an intercreditor agreement in form and substance reasonably satisfactory to the to the Administrator (it being agreed that the Intercreditor Agreement is a form reasonably satisfactory to the Administrator).~~.

“CIBC” means Canadian Imperial Bank of Commerce.

“Closing Date” means June 22, 2020.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, WESCO, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.4(e) of this Agreement and (c) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to each Committed Purchaser, the maximum amount which such Purchaser is obligated to pay hereunder on account of any Purchase, as set forth below its name on Schedule VI hereto to this Agreement or in the Assumption Agreement or any similar document pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or in connection with a change in the Purchase Limit pursuant to Section 1.1(b) or Section 1.11.

“Commitment Increase Effective Date” has the meaning set forth in Section 1.11(c).

“Commitment Letter” means that certain Securitization Facility Amendment Commitment Letter, dated as of May 18, 2020, among WESCO, PNC, Wells, Fifth Third, Scotia, TD and CIBC, as amended or supplemented from time to time.

“Commitment Percentage” means, at any time, for each Committed Purchaser in a Purchaser Group, such Committed Purchaser’s Commitment divided by the total of all Commitments of all Committed Purchasers in such Purchaser Group.

“Committed Purchaser” means each Person listed as such on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“Company Note” has the meaning set forth in Section 3.1 of the Sale Agreement.

“Concentration Percentage” means Normal Concentration Percentage; provided, however, that the Administrator may, if each of the Purchasers has so consented, approve higher Concentration Percentages for selected Obligors (which approved percentage shall become the “Concentration Percentage” applicable to such Obligor).

“Concentration Reserve” means, at any time of determination, an amount equal to: (a) the Aggregate Investment on such date, multiplied by (b)(i) the Concentration Reserve Percentage at such time, divided by (ii) 100% minus the Concentration Reserve Percentage at such time.

“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the four (4) largest Obligor Percentages of the Group D Obligors, (b) the sum of the two (2) largest Obligor Percentages of the Group C Obligors, (c) the largest Obligor Percentage of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors.

“Conduit Purchasers” means each commercial paper conduit or other entity that is a party to this Agreement, as a purchaser, or that becomes a party to this Agreement, as a purchaser pursuant to an Assumption Agreement. Any reference to the “related” Conduit Purchaser of any Committed Purchaser (or words to similar effect) shall be deemed to be a reference to the Conduit Purchaser (if any) in such Committed Purchaser’s Purchaser Group.

“Conforming Changes” means, with respect to any SOFR Rate, Daily Resetting SOFR or Daily Simple SOFR or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Yield Period,” timing and frequency of determining rates and making payments of discount, timing of investment requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of termination fees, and other technical, administrative or operational matters) that the Administrator decides may be appropriate to reflect the adoption and implementation of any SOFR Rate, Daily Resetting SOFR or Daily Simple SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of any SOFR Rate, Daily Resetting SOFR or Daily Simple SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrator decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Contra Amount” means, at any time of determination and with respect to any Obligor, the Contra Proxy Amount; provided, that on fifteen (15) Business Days’ notice to the Servicer, the “Contra Amount” with respect to any Obligor shall be the actual aggregate amounts of indebtedness and other obligations owed to such Obligor and its Affiliates by any Originator or any of its Affiliates, including, without limitation, any such indebtedness or obligations arising in connection with the sale of goods or rendering of services by such Obligor or its Affiliates to any Originator or any of its Affiliates.

“Contra Proxy Amount” means, at any time of determination and with respect to any Obligor, an amount equal to 0.9% of the Outstanding Balance of such Obligor’s Receivables.

“Covered Entity” means (a) each of WESCO, the Seller and the Originators and their respective Subsidiaries, and (b) each Person that, directly or indirectly, controls a Person described in clause (a) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“CP Rate” means, subject to clauses (b) and (c) below, for any Conduit Purchaser and for any Yield Period for any Portion of Investment (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Purchaser Agent to fund or maintain such Portion of Investment (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Investment for such Yield Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to the Purchasers in respect of Discount for any Yield Period with respect to any Portion of Investment funded by such Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Investment that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Investment, to the extent that such Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity), (b) if such Conduit Purchaser is Reliant Trust or Macro Trust, the Daily Resetting SOFR ~~plus the SOFR Adjustment~~ for each day during such Yield Period or (c) any other rate designated as the “CP Rate” for such Conduit Purchaser in a Purchaser Group Fee Letter, an Assumption Agreement or Transfer Supplement pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time. The “CP Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (x) 2.0% per annum above the Base Rate as in effect on such day and (y) the CP Rate as determined above pursuant to this definition. Notwithstanding the foregoing, if the CP Rate as determined herein would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“CP Rate Investment” means, at any time, any Investment (or portion thereof) of any Conduit Purchaser, which Investment (or portion thereof) is then being funded by such Conduit Purchaser through the issuance of Notes. For the avoidance of doubt, to the extent any Conduit Purchaser funds any Investment through its Liquidity Agreement or any other Program Support Agreement, rather than through the issuance of Notes, such Investment shall not constitute CP Rate Investment.

“Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of the date hereof, among WESCO, certain Subsidiaries and Affiliates of WESCO, Barclays Bank PLC, as administrative agent, and the other Persons parties thereto, without giving effect to any termination thereof, as amended, restated, amended and restated, supplemented, renewed, refinanced, replaced or otherwise modified from time to time.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Originator and of WESCO in effect on the date of this Agreement and described in Schedule I to this Agreement, as modified in compliance with this Agreement.

“Cut-off Date” has the meaning set forth in the Sale Agreement.

“Daily Rate Investment” means an Investment that accrues discount at a rate based on the (i) Base Rate, (ii) [reserved] or (iii) Daily Resetting SOFR.

“Daily Rate Investment Option” means the option of the Seller to have Investments accrue discount at the rate and under the terms specified in Section 1.12(a)(i)(B).

“Daily Report” means a report, in substantially the form of Annex C to this Agreement, furnished to the Administrator pursuant to this Agreement.

“Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate credit sales made by the Originators during the three (3) calendar months ended on the last day of such calendar month divided by (ii) 90.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrator in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrator decides that any such convention is not administratively feasible for the Administrator, then the Administrator may establish another convention in its reasonable discretion.

“Daily Resetting SOFR” means, for any day, the rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (a) the SOFR Rate for a tenor of one-month on such day, or if such day is not a Business Day, the immediately preceding Business Day (such day, the “Daily Resetting SOFR Determination Day”); provided that if the SOFR Rate for a tenor of one-month is not published on such Daily Resetting SOFR Determination Day, then the rate per annum for purposes of this clause (a) shall be SOFR on the first Business Day immediately prior thereto, ~~by (b) a number equal to 1.00 minus the SOFR Reserve Percentage~~so long as such first preceding Business Day is not more than three (3) Business Days prior to such determination date.

“Daily Resetting SOFR Option” means the option of the Seller to have Investments accrue Discount at the rate and under the terms specified in Section 1.12(a)(i)(B)(2).

“Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, by (b) the aggregate credit sales made by the Originators during the month that is six months prior to such month.

“Defaulted Receivable” means a Receivable:

(a) as to which any payment, or part thereof, remains unpaid for more than 180 days from the original invoice date for such payment, or

(b) without duplication (i) as to which an Event of Bankruptcy shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, (ii) that has been written off the Seller’s books as uncollectible or (iii) that should have been written off the Seller’s books as uncollectible pursuant to the Credit and Collection Policy.

“Defaulting Purchaser” means, subject to Section 1.9(b), any Purchaser that (a) has failed to (i) fund all or any portion of its Investments within two (2) Business Days of the date such Investments were required to be funded hereunder unless such Purchaser notifies the Administrator and the Seller in writing that such failure is the result of such Purchaser’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrator or any other Purchaser any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Seller or the Administrator in writing that it does not intend or expect to comply with any of its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Purchaser’s obligation to fund an Investment hereunder and states that such position is based on such Purchaser’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrator or the Seller, to confirm in writing to the Administrator and the Seller that it will comply with its prospective funding obligations hereunder (and is financially able to meet such obligations as of the date of such certification), provided that such Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) upon receipt of such written confirmation by the Administrator and the Seller, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action. Any determination by the Administrator that a Purchaser is a Defaulting Purchaser under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Purchaser shall be deemed to be a Defaulting Purchaser (subject to Section 1.9(b)) upon delivery of written notice of such determination to the Seller and each Purchaser.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Delinquent Receivables during such month, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 150 days from the original invoice date for such payment or (b) without duplication, which has been (or consistent with the Credit and Collection Policy, would be) classified as a Delinquent Receivable by the applicable Originator.

“Dilution Horizon Ratio” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by the Originators during the two most recent calendar months (or such greater number of days or months as determined by the Administrator from time to time with the consent or at the direction of the Purchaser Agents following any periodic audit conducted pursuant to the Transaction Documents), to (b) the Adjusted Net Receivables Pool Balance at the last day of the most recent calendar month.

“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of this Agreement during such calendar month by (b) the aggregate credit sales made by all the Originators during the calendar month that is one month prior to such calendar month.

“Dilution Reserve” means, on any date, an amount equal to: (a) the Aggregate Investments on such date multiplied by (b) (i) the Dilution Reserve Percentage on such date, divided by (ii) 100% minus the Dilution Reserve Percentage on such date.

“Dilution Reserve Percentage” means, on any date, the product of (i) the sum of (A) 2.00 times the Adjusted Dilution Ratio plus (B) the Dilution Volatility Component, multiplied by (ii) the Dilution Horizon Ratio.

“Dilution Volatility Component” means, for any calendar month, the product of (a) the difference of (i) the highest three-month rolling average Dilution Ratio during the twelve most recent calendar months (the “Highest 3-Month Rolling Average Dilution Ratio”) minus (ii) the Adjusted Dilution Ratio for such calendar month, multiplied by (b) a fraction (i) the numerator of which is the Highest 3-Month Rolling Average Dilution Ratio during the twelve most recent calendar months and (ii) the denominator of which is the Adjusted Dilution Ratio for such calendar month.

“Discount” means for each Portion of Investment for any Yield Period (or portion thereof), (a) with respect to any Portion of Investment other than CP Rate Investments, the amount of discount accrued on such Portion of Investment during such Yield Period (or portion thereof) in accordance with Section 1.12 and (b) if such Portion of Investment is a CP Rate Investment, then the CP Rate.

“Discount Rate Option” means any Term Rate Investment Option or Daily Rate Investment Option.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Foreign Obligor” means an Obligor which is a resident of any country (other than the United States) that has a long-term currency rating of at least “A” by Standard and Poor’s and “A2” by Moody’s.

“Eligible Receivable” means, at any time, a Pool Receivable:

(a) the Obligor of which is (i) a United States resident or an Eligible Foreign Obligor, (ii) not subject to any action of the type described in paragraph (f) of Exhibit V to this Agreement, (iii) not an Affiliate of WESCO or any Originator and (iv) not a Sanctioned Person,

(b) that is denominated and payable only in U.S. dollars in the United States and the Obligor with respect to which has been instructed to remit Collections in respect thereof to a Lock-Box Account,

(c) that does not have a stated maturity which is more than 150 days after the original invoice date of such Receivable, unless a longer stated maturity is approved by and in the sole discretion of the Administrator and all of the Purchasers in writing, prior to the acquisition of such Receivable (or any interest therein),

(d) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of an Originator’s business,

(e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,

(f) that conforms in all material respects with all Applicable Laws in effect,

(g) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim,

(h) that satisfies all applicable requirements of the applicable Credit and Collection Policy,

(i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of this Agreement,

(j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor), except to the extent any such requirement would be rendered ineffective under Article 9 of any applicable UCC or Applicable Law,

(k) for which the Administrator (for the benefit of each Purchaser) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,

(l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,

(m) that is not a Defaulted Receivable or a Delinquent Receivable,

(n) for which none the Originator thereof, the Seller and the Servicer has established any offset arrangements with the related Obligor,

(o) for which Defaulted Receivables of the related Obligor do not exceed 50% of the Outstanding Balance of all such Obligor’s Receivables,

(p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or the Seller,

(q) which (i) does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods and (ii) is not owed to any Originator or the Seller as a bailee or consignee for another Person,

(r) which is not a Receivable attributable to a business acquired by such Originator after the Closing Date unless and until such time, if any, that the Administrator gives written notice to the Servicer that such Receivables shall no longer be ineligible pursuant to this clause (r), such consent not to be unreasonably withheld, delayed or conditioned,

(s) which is not an Ineligible Subject Originator Receivable,

(t) ~~which on and after the one hundred twentieth (120th) day after the Closing Date, is not a Receivable the Originator of which is Anixter Inc. unless the Seller or Servicer shall have delivered an amendment to (or termination of) the Subject Anixter UCC in form and substance reasonably satisfactory to the Administrator;~~[Reserved],

(u) is not Blocked Property~~; and~~,

~~(v) which is not a Receivable, the Obligor of which is Fameccanica North America, Inc. or any Subsidiary thereof, unless the Administrator receives of evidence of the termination of the Fameccania Financing Statement.~~

(v) [Reserved]; and

(w) the Originator of which is not a Ninth Amendment Date Originator, unless and until such time, if any, that the Administrator and each Purchaser Agent has received (i) such information and reports with respect to Receivables originated by the Ninth Amendment Date Originator, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, as the Administrator and each Purchaser Agent has reasonably requested from the Seller or the Servicer and (ii) either (1) evidence reasonably satisfactory to the Administrator that Seller (or Servicer on its behalf) has instructed all Obligors of Receivables originated by the Ninth Amendment Date Originator to deliver payments on such Receivables to an existing Lock-Box Account (other than an Exception Account) or (2) a duly executed Lock-Box Agreement (or amendment thereto) reasonably satisfactory to the Administrator relating to each account to which Seller (or Servicer on its behalf) has instructed Obligors of Receivables originated by the Ninth Amendment Date Originator to make payments (which account shall be owned by the Seller) along with a corresponding update to the Lock-Box Schedule Letter Agreement (satisfaction of the foregoing conditions in this clause, the “Post-Joinder Cash Management Conditions”).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or WESCO, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or WESCO, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).

“Erroneous Payment” has the meaning assigned to it in Section 4.8(a).

“Erroneous Payment Notice” has the meaning assigned to it in Section 4.8(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EU Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardized securitisation, and amending certain other European Union Directives and Regulations, as amended.

“EU Securitisation Regulation Rules” means the EU Securitisation Regulation, together with all relevant implementing regulations in relation thereto, all regulatory technical standards and implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitisation Regulation and, in each case, any relevant guidance published in relation thereto by the European Banking Authority, the European Securities and Markets Authority and the European Insurance and Occupational Pensions Authority (or in each case, any predecessor or any other applicable regulatory authority) or by the European Commission, in each case, as amended and in effect from time to time.

“EU/UK Risk Retention Letter” means the EU/UK risk retention letter, dated as of June 1, 2021, between WESCO, the Seller, the Originators and the Administrator, as the same may be amended or modified in accordance with its terms and the terms hereof.

“EUWA” means the European Union (Withdrawal) Act 2018, as amended.

“Event of Bankruptcy” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the U.S. Bankruptcy Code.

“Exception Account” means each account identified as such in the Lock-Box Schedule Letter Agreement; provided, however, that no “Exception Account” may be added to the Lock-Box Schedule Letter Agreement without the prior written consent of the Administrator in its sole discretion; provided, further, that such account shall cease to be an Exception Account upon the satisfaction of the following conditions: (x) such account is maintained in the name of the Seller and (y) the Seller, the Servicer, the Administrator and the related Lock-Box Bank have entered into a Lock-Box Agreement with respect to such account, in form and substance reasonably satisfactory to the Administrator.

“Exception Account Conditions” means ~~(a) [reserved], (b) [reserved] and (c)~~ with respect to each ~~other~~ Exception Account, (i) the amount of Collections received in (A) such Exception Account during each calendar month does not exceed $10,000,000 (or such other amounts agreed to in writing by the Administrator, provided, however that such higher amount shall not exceed $20,000,000 unless agreed to in writing by the Majority Purchasers) and (B) all such Exception Accounts ~~under this clause (c),~~ in the aggregate, during each calendar month does not exceed $15,000,000 (or such other amounts agreed to in writing by the Administrator, provided, however that such higher amount shall not exceed $30,000,000 unless agreed to in writing by the Majority Purchasers), (ii) no Termination Event has occurred and is continuing and (iii) all Collections received in such Exception Account are being automatically transferred directly to a Lock-Box Account (other than an Exception Account) no later than two (2) Business Day following receipt thereof.

“Excess Concentration” means, without duplication, the sum of the following amounts:

(i) the amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the applicable Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool;

(ii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligor of which is an Eligible Foreign Obligor, exceeds 3.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool;

(iii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligor of which is a government or governmental subdivision, affiliate or agency, exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool;

(iv) [Reserved];

(v) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool which are aged greater than 90 days from the original invoice date for such payment and without duplication less than 121 days from the original invoice date for such payment, exceeds 7.50% of the aggregate credit sales made by the Originators in the month that is three months prior to the current month; and

(vi) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool which are aged greater than 120 days from the original invoice date for such payment and without duplication less than 151 days from the original invoice date for such payment, exceeds 5.00% of the aggregate credit sales made by the Originators in the month that is four months prior to the current month.

“Excluded Receivable” has the meaning set forth in Schedule X of this Agreement.

“Excluded Taxes” means any of the following taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) taxes imposed on or measured by net income (however denominated), franchise taxes and branch profits taxes, (b) in the case of a Purchaser, any U.S. federal withholding taxes imposed on amounts payable to or for the account of such Purchaser pursuant to a law in effect on the date on which (i) such Purchaser funds a Purchase or (ii) such Purchaser changes its lending office, except in each case to the extent that amounts with respect to such taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (c) taxes attributable to such Affected Person’s failure to deliver an IRS Form W-9 or applicable IRS Form W-8 (together with applicable attachments) or any other tax documentation reasonably requested by the Seller, provided that an Affected Person shall not be required to provide any other tax documentation if in such Affected Person’s reasonable judgement, such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Person, and (d) any taxes imposed pursuant to FATCA.

“Exiting Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

~~“Fameccania Financing Statement” means that certain UCC-1 Financing Statement with the filing number 2021 3929933, filed with the Delaware Department of State on May 20, 2021, naming “WESCO DISTRIBUTION INC.”, as the debtor and “DEUTSCHE BANKE AG, ACTING BY AND THROGH ITS NEW YORK BRANCH”, as the secured party.~~

“Facility Termination Date” means the earliest to occur of: (a) with respect to any Purchaser, the applicable Scheduled Commitment Termination Date with respect to such Purchaser, subject to any extension thereof pursuant to Section 1.10 of this Agreement (it being understood that if any such Purchaser does not extend its Commitment hereunder then the Purchase Limit shall be reduced ratably with respect to the Purchasers in each Purchaser Group by an amount equal to the Commitment of such non-extending Purchaser and the Commitment Percentages and Group Commitments of the Purchasers within each Purchaser Group shall be appropriately adjusted), (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) or Section 1.1(c) of this Agreement and (d) with respect to each Purchaser Group, the date that the commitment, of all of the Committed Purchasers of such Purchaser Group terminate pursuant to Section 1.10.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fees” means the fees payable by the Seller to each Purchaser Group pursuant to the applicable Purchaser Group Fee Letter.

“Fifth Third” means Fifth Third Bank, National Association.

“Final Payout Date” means the date on or after the Facility Termination Date when (i) no Investment of or Discount in respect of the Purchased Interest shall be outstanding, (ii) all other amounts owing to each Indemnified Party and Affected Person hereunder and under the other Transaction Documents have been paid in full and (iii) all accrued Servicing Fees have been paid in full.

“Floor” means a rate of interest equal to 0.00%.

“GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from S&P, a rating of “A+” or better by Standard & Poor’s on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P 1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Al” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Reserve” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A 2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P 2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” to “A2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Reserve” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A 3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P 3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from Standard & Poor’s and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the rating from each of Standard & Poor’s and Moody’s as determined in accordance with the rules of construction found in the final paragraph of this Article I, and such deemed rating shall be used for the purposes of whether such rating satisfies clauses (a) and (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Reserve” and clause (i) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group Commitment” means with respect to any Purchaser Group the aggregate of the Commitments of each Purchaser within such Purchaser Group.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is not rated by both Moody’s and Standard & Poor’s shall be a Group D Obligor.

“Group Investment” means with respect to any Purchaser Group, an amount equal to the aggregate of all Investments of the Purchasers within such Purchaser Group.

“Holdings” means WESCO International, Inc., a Delaware corporation.

“Indemnified Amounts” has the meaning set forth in Section 3.1 of this Agreement.

“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.

“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to this Agreement.

“Ineligible Subject Originator Receivables” means Receivables of a Subject Originator designated as ineligible.

“Information Package” means a report, in substantially the form of Annex A to this Agreement, furnished to the Administrator pursuant to this Agreement.

“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intended Tax Treatment” has the meaning set forth in Section 6.4 of this Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated on or about the date hereof, by and among the Administrator, as receivables agent, Barclays Bank PLC, as ABL lenders agent, WESCO, the Seller, and the other Persons party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.

“Investment” means with respect to any Purchaser the amount paid to the Seller by such Purchaser pursuant to this Agreement as reduced from time to time by Collections distributed and applied on account of such Investment pursuant to Section 1.4(d) of this Agreement; provided, that if such Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Joinder Conditions” means (i) such proposed additional Subject Originator shall have delivered to the Administrator each of the documents with respect to such Originator described in Section 4.1 of the Sale Agreement, in each case in form and substance reasonably satisfactory to the Administrator (it being agreed that the forms previously delivered to the Administrator are satisfactory), (ii) the aggregate Outstanding Balance of all Receivables of such Subject Originator plus the aggregate Outstanding Balance of all Receivables of each other Subject Originator joined to the Sale Agreement pursuant to an amendment not consented to by the Majority Purchasers during such calendar year do not exceed 15.0% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool, (iii) no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing and (iv) no Termination Event or an Unmatured Termination Event shall have occurred and be continuing.

“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic.

“LCR Security” means any commercial paper or security (other than equity securities issued to WESCO or any Originator that is a consolidated subsidiary of WESCO under GAAP) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).

“Liberty Street” means Liberty Street Funding LLC.

“Liquidity Agent” means each of the banks acting or other Persons as agent for the various Liquidity Banks under each Liquidity Agreement.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.

“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

“Lock-Box Account” means an account maintained in the name of the Seller (or solely with respect to any Exception Account, in the name of the Seller or an Originator) at a bank or other financial institution for the purpose of receiving Collections.

“Lock-Box Agreement” means an agreement among the Seller, the Servicer, a Lock-Box Bank and the Administrator, for the benefit of the Purchasers, establishing “control” (as defined in Section 9-104 of the applicable UCC) of the Administrator in the Lock-Box Account(s) referenced therein.

“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

“Lock-Box Rights” has the meaning set forth in Section 4.3 of this Agreement.

“Lock-Box Schedule Letter Agreement” means that certain letter agreement, dated as of December 16, 2010 and as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time, among the Seller, the Servicer, the Administrator and each of the Purchasers and Purchaser Agents party thereto, as amended.

“Loss Reserve” means, on any date, an amount equal to (i) the aggregate of the Investment of all Purchasers set forth in the definition thereof at the close of business of the Servicer on such date multiplied by (ii)(A) the Loss Reserve Percentage on such date divided by (B) 100% minus the Loss Reserve Percentage on such date.

“Loss Reserve Percentage” means, on any date, (i) the product of (A) 2.00 times the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months multiplied by (B) the sum of (x) the aggregate credit sales made by the Originators during the four most recent calendar months and (y) the product of 0.125 and the aggregate credit sales made by the Originators during the fifth most recent calendar month, divided by (ii) the Adjusted Net Receivables Pool Balance as of such date.

“Majority Purchasers” means, at any time, Purchasers (other than Defaulting Purchasers) whose Commitments aggregate more than 66.67% of the aggregate of the Commitments of all Purchasers (other than Defaulting Purchasers); provided, however, that so long as any Purchaser’s Commitment is greater than 66.67% of the aggregate Commitments (other than Defaulting Purchaser’s Commitments), then “Majority Purchasers” shall mean a minimum of two Purchasers whose Commitments aggregate more than 66.67% of the aggregate Commitments (other than Defaulting Purchaser’s Commitments).

“Material Adverse Effect” means~~,~~ relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to both (i) Holdings and its Subsidiaries (other than the Seller), taken as a whole, and (ii) the Seller, individually) with respect to any event or circumstance, a material adverse effect on any of the following:

(a) the assets, operations, business or financial condition of such Person,

(b) the ability of any of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party,

(c) the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or

(d) the status, perfection, enforceability or priority of any Purchaser’s or the Seller’s interest in the Pool Assets.

“Maximum Incremental Purchase” means, on any date, the additional incremental increase in the Aggregate Investment that would cause the Aggregate Investment plus the Total Reserves to equal the Net Receivables Pool Balance.

“Minimum Dilution Reserve” means, on any date, an amount equal to: (a) the Aggregate Investment on such date, multiplied by (b) (i) the Minimum Dilution Reserve Percentage on such date, divided by (ii) 100% minus the Minimum Dilution Reserve Percentage on such date.

“Minimum Dilution Reserve Percentage” means, on any date, the product of (i) Adjusted Dilution Ratio, multiplied by (ii) the Dilution Horizon Ratio.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Receivables Pool Balance” means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration.

“New Originators” means each of (i) ANIXTER INC., a Delaware corporation, (ii) ACCU-TECH CORPORATION, a Georgia corporation, and (iii) ANIXTER POWER SOLUTIONS INC., a Michigan corporation.

“Ninth Amendment Date” means February 28, 2025.

“Ninth Amendment Date Originator” means Ascent, LLC, a Missouri limited liability company.

“Normal Concentration Percentage” means, (i) for any Group A Obligor, 12.0%, (ii) for any Group B Obligor, 9.0%, (iii) for any Group C Obligor, 6.0% and (iv) for any Group D Obligor, 3.0%

“Notes” means short-term promissory notes issued, or to be issued, by each Conduit Purchaser (or, if applicable, issued by the funding source pursuant to which such Conduit Purchaser finances its Investment hereunder) to fund its investments in accounts receivable or other financial assets.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Original Agreement” has the meaning set forth in the preliminary statements of this Agreement.

“Originator” has the meaning set forth in the Sale Agreement.

“Originator Assignment Certificate” means each assignment, in substantially the form of Exhibit C to the Sale Agreement, evidencing Seller’s ownership of the Receivables generated by Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Sale Agreement.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrator for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrator at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than 0.00%, then such rate shall be deemed to be 0.00%. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller.

“Payment Date” has the meaning set forth in Section 2.1 of the Sale Agreement.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“PNC” means PNC Bank, National Association.

“Pool Assets” has the meaning set forth in Section 1.2(d) of this Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Investment” means specified portions of Investments outstanding as follows: (a) any Investments to which a SOFR Rate Option applies under the same Purchase Notice by the Seller and which have the same Yield Period shall constitute one Portion of Investment, (b) all CP Rate Investments shall constitute one Portion of Investment, (c) all Investments to which a Daily Resetting SOFR Option applies shall constitute one Portion of Investment and (d) all Investments to which a Base Rate Option applies shall constitute one Portion of Investment.

“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

“Program Support Provider” means and includes with respect to each Conduit Purchaser any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.

“Purchase” is defined in Section 1.1(a).

“Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the Sale Agreement.

“Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the Sale Agreement.

“Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the Sale Agreement.

“Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Sale Agreement.

“Purchase Date” means the date of which a Purchase or a reinvestment is made pursuant to this Agreement.

“Purchase Facility” has the meaning set forth in Section 1.1 of the Sale Agreement.

“Purchase Limit” means, at any time, the aggregate of all Group Commitments (which, on the Ninth Amendment Date, shall be $1,550,000,000), as such amount may be reduced pursuant to Section 1.1(b) of this Agreement or increased pursuant to Section 1.11 of this Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Aggregate Investment.

“Purchase Price” has the meaning set forth in Section 2.1 of the Sale Agreement.

“Purchase Report” has the meaning set forth in Section 2.1 of the Sale Agreement.

“Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

Aggregate Investment + Total Reserves

Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of this Agreement.

“Purchaser” means each Conduit Purchaser and/or each Committed Purchaser, as applicable.

“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

“Purchaser Group” means, (i) for each Conduit Purchaser, such Conduit Purchaser, its Committed Purchasers (if any) and its related Purchaser Agent and (ii) for any Purchaser that does not have a related Conduit Purchaser, such Purchaser and its related Purchaser Agent.

“Purchaser Group Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.

“Purchaser Party” means each Purchaser and the Administrator.

“Ratable Share” means, for each Purchaser Group, such Purchaser Group’s aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.

“Receivable” means any indebtedness and other obligations (other than Excluded Receivables) owed to the Seller or any Originator by, or any right of the Seller or any Originator to payment from or on behalf of, an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator (whether or not earned by performance), and includes the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Sale Agreement prior to the Facility Termination Date.

“Register” has the meaning set forth in Section 6.3(f) of this Agreement.

“Related Rights” has the meaning set forth in Section 1.1 of the Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a) all of the Seller’s and the Originator thereof’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

(b) all instruments and chattel paper that may evidence such Receivable,

(c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

(d) all of the Seller’s and the Originator thereof’s rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Sale Agreement” means the Second Amended and Restated Purchase and Sale Agreement, dated as of the date hereof, among the Seller, the Originators and the Servicer as amended through the date of this Agreement and as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Sanctioned Jurisdiction” means, at any time, a country or territory which is itself the subject of comprehensive Sanctions.

“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose Laws apply to this Agreement. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom or (c) the Government of Canada.

“Scheduled Commitment Termination Date” means with respect to any Committed Purchaser, the date set forth as such below its name on Schedule VII to this Agreement or in any Assumption Agreement or other document pursuant to which such Purchaser became a party hereto.

“Scotia” means The Bank of Nova Scotia.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller’s Share” of any amount means the greater of: (a) $0 and (b) such amount minus the product of (i) such amount multiplied by (ii) the Purchased Interest.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicing Fee” shall mean the fee referred to in Section 4.6 of this Agreement.

“Servicing Fee Rate” means, at any time, 1.0%.

“Settlement Date” means the 22nd day of each calendar month (or, if such day is not a Business Day, the next occurring Business Day); provided, however, if pursuant to Section 2(i)(iii) of Exhibit IV, the Servicer is required to provide Information Packages on a more frequent than monthly basis, then the “Settlement Date”, solely for purposes of amounts distributable in respect of principal pursuant to Section 1.4 in the event the Purchased Interest exceeds 100% at such time, shall (in addition to the monthly Settlement Date described above, in the case of all other distributions) be the Wednesday of each calendar week (or if such day is not a Business Day, the next occurring Business Day); provided further, however, that, notwithstanding anything else in this definition to the contrary, on and after the occurrence and continuation of any Termination Event, the Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchasers) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Purchasers) may select such Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date pursuant to this definition.

“Simple Majority” means, at any time, Purchasers (other than Defaulting Purchasers) whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Purchasers (other than Defaulting Purchasers).

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website). ~~The SOFR shall be adjusted with respect to any Investment to which the SOFR Rate Option applies that is outstanding on the effective date of any change in the SOFR Reserve Percentage as of such effective date and the Administrator shall give prompt notice to the Seller of the SOFR Rate Investments as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.~~

~~“SOFR Adjustment” means 0.10%.~~

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate” means, with respect to Investments comprising any Portion of Investment to which Term SOFR applies for any Yield Period, the rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (a) two (2) Business Days prior to the first day of such Yield Period and having a term comparable to such Yield Period; provided that if the rate is not published on such determination date, then the rate per annum for purposes of this clause (a) shall be SOFR on the first Business Day immediately prior thereto, ~~by (b) a number equal to 1.00 minus the SOFR Reserve Percentage~~so long as such first preceding Business Day is not more than three (3) Business Days prior to such determination date.

“SOFR Rate Investment” means an Investment that accrues discount based on the SOFR Rate.

“SOFR Rate Option” means the option of the Seller to have Investments accrue discount at the rate and under the terms specified in Section 1.12(a)(i)(A)(1).

~~“SOFR Reserve Percentage” shall mean, as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Federal Reserve Board (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.~~

“Solvent” means, with respect to any Person at any time, a condition under which:

(i) the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii) the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

(iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

(A) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B) the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C) the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

(D) the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“Specifically Reserved Amount” means, at any time, the aggregate amount then recorded on the books and records of the Originators as the sum of (i) the aggregate accrued rebate payments owing to Obligors related to the purchase volumes by such Obligors with respect to the Pool Receivables and (ii) deferred revenue reserves with respect to the Pool Receivables.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

~~“Subject Anixter UCC” has the meaning set forth in Schedule V of this Agreement.~~

“Subject Originator” means any Subsidiary (organized under the laws of the United States or any state thereof) of Holdings for which the aggregate Outstanding Balance of all Receivables of such Subsidiary of Holdings do not exceed 5.0% of the aggregate Outstanding Balance off all Receivables then in the Receivables Pool.

~~“Subject UCC” has the meaning set forth in Section 1(u) of Exhibit III to this Agreement.~~

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.

“TD” means The Toronto-Dominion Bank.

“Term Rate Investment” means an Investment that accrues discount at a rate based on the SOFR Rate.

“Term Rate Investment Option” means the option of the Seller to have Investments accrue discount at the rate and under the terms specified in Section 1.12(a)(i)(A).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Day” means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to this Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

“Termination Event” has the meaning specified in Exhibit V to this Agreement.

“Termination Fee” means, for any Yield Period, with respect to any Purchaser, the amount, if any, by which: (a) the additional Discount related to such Purchaser’s Investment (calculated without taking into account any Termination Fee or any shortened duration of such Yield Period) that would have accrued during such Yield Period on the reductions of Investment relating to such Yield Period had such reductions not been made, exceeds (b) the income, if any, received by such Purchaser from investing the proceeds of such reductions of Investment, as determined by the such Purchaser’s Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

“Total Reserves” means, at any time the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the Dilution Reserve plus the Loss Reserve and (ii) the Minimum Dilution Reserve plus the Concentration Reserve.

“Transaction Documents” means (i) this Agreement, the Lock-Box Agreements, the Lock-Box Schedule Letter Agreement, each Purchaser Group Fee Letter, the Sale Agreement, the Intercreditor Agreement, the EU/UK Risk Retention Letter and (ii) all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement or such other agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Transfer Supplement” has the respective meanings set forth in Sections 6.3(c) and 6.3(e).

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Securitisation Regulation” means Regulation (EU) 2017/2402 as it forms part of UK domestic law by operation of the EUWA, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019, and as further amended.

“UK Securitisation Regulation Rules” means the UK Securitisation Regulation, together with (a) all applicable binding technical standards made under the UK Securitisation Regulation, (b) any EU regulatory technical standards or implementing technical standards relating to the EU Securitization Regulation (including such regulatory technical standards or implementing technical standards which are applicable pursuant to any transitional provisions of the EU Securitisation Regulation) forming part of UK domestic law by operation of the EUWA, (c) relevant guidance, policy statements or directions relating to the application of the UK Securitisation Regulation (or any binding technical standards) published by the Financial Conduct Authority and/or Prudential Regulation Authority (or their successors), (d) any guidelines relating to the application of the EU Securitisation Regulation which are applicable in the UK, (e) any other transitional, saving or other provision relevant to the UK Securitisation Regulation by virtue of the operation of the EUWA and (f) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitisation Regulation, in each case, as may be amended from time to time.

“Unmatured Purchase and Sale Termination Event” means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

“Wells” means Wells Fargo Bank, National Association.

“WESCO” has the meaning set forth in the preamble to this Agreement.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the Write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which Write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Period” means, with respect to each Portion of Investment: (a) before the Facility Termination Date: (i) initially the period commencing on the date of the initial Purchase pursuant to Section 1.2 of this Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Settlement Date, and (ii) thereafter, each period commencing on the first day of a calendar month and ending on the last day of such calendar month, and (b) on and after the Facility Termination Date: such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period commencing on the first day of a calendar month and ending on the last day of such calendar month. Notwithstanding the foregoing, for purposes of calculating the first Yield Period ending after the Amendment Date, the Yield Period shall be the period commencing on the Settlement Date immediately prior to the Amendment Date and ending on March 31, 2024.

“Yield Reserve” means, on any date, an amount equal to: (a) the Aggregate Investment on such date, multiplied by (b) (i) the Yield Reserve Percentage on such date, divided by (ii) 100% minus the Yield Reserve Percentage on such date.

“Yield Reserve Percentage” means, on any date, the product of (a) 1.5, multiplied by (b) the sum of (i) the Base Rate with respect to the most recent Yield Period and (ii) the Servicing Fee Rate, multiplied by (c) a fraction (i) the numerator of which is the highest Days’ Sales Outstanding for the twelve most recent calendar months and (ii) the denominator of which is 360.

Other Terms.

(a) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

(b) Section 1.12 of this Agreement provides a mechanism for determining an alternative rate of discount in the event that the SOFR Rate or Daily Resetting SOFR is no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the SOFR Rate or Daily Resetting SOFR or with respect to any alternative or successor rate thereto, or replacement rate therefor.

(c) Conforming Changes Relating to SOFR or Daily Resetting SOFR. The Administrator will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, with respect to any such amendment effected, the Administrator shall provide notice to the Seller and the Purchasers each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

EXHIBIT II

CONDITIONS PRECEDENT

1. Conditions Precedent to Initial Purchase. The effectiveness of this Agreement is subject to the conditions precedent that the Administrator and each Purchaser Agent shall have received the following items, each in form and substance (including the date thereof) reasonably satisfactory to the Administrator and each such Purchaser Agent:

(a) Each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Schedule XI hereto.

(b) Each of the conditions set forth in Exhibit C to the Commitment Letter has been, or substantially concurrently herewith will be, satisfied.

(c) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by each Purchaser Group Fee Letter and the Commitment Letter), costs and expenses to the extent then due and payable on the Closing Date, including any such costs, fees and expenses arising under or referenced in Section 6.4 of this Agreement, the Commitment Letter and the Purchaser Group Fee Letter, to the extent invoiced at least two Business Days prior to the Closing Date.

(d) The Anixter Acquisition (as defined in the Credit Agreement) shall have been consummated or will be consummated substantially concurrently with any Purchase made hereunder on the Closing Date.

(e) A completed pro forma Information Package after giving effect to the transactions contemplated by the Transaction Documents to occur on the Closing Date.

2. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each reinvestment shall be subject to the further conditions precedent that:

(a) in the case of each purchase, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such purchase, in form and substance satisfactory to the Administrator and such Purchaser Agent, a completed pro forma Information Package to reflect the level of Investment with respect to each Purchaser Group and related reserves after such subsequent purchase; and

(b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

(i) the representations and warranties contained in Exhibit III to this Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date; provided that if such representation and warranty relates solely to an earlier date, such representation and warranty was true and correct in all material respects as of such earlier date;

II-1

(ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event;

(iii) the Aggregate Investment shall not exceed the Purchase Limit, and the Purchased Interest shall not exceed 100%; and

(iv) the Facility Termination Date has not occurred.

Notwithstanding the foregoing, it shall not be a condition precedent to any reinvestment that an Unmatured Termination Event shall not have occurred and be continuing or that a Termination Event shall not have occurred and be continuing, unless the Administrator shall have notified the Seller and the Servicer to cease making reinvestments.

II-2

EXHIBIT III

REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

(a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of purchases and reinvestments: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or by-laws, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

(c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for its due execution, delivery and performance by the Seller of this Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to this Agreement, all of which shall have been filed on or before the date of the first purchase hereunder.

(d) Each of this Agreement and the other Transaction Documents to which the Seller is a party constitutes its legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) There is no pending or, to Seller’s best knowledge, threatened action or proceeding affecting Seller or any of its properties before any Governmental Authority or arbitrator.

(f) No proceeds of any Purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(g) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, Administrator (for the benefit of each Purchaser) shall acquire a valid and enforceable perfected undivided percentage ownership or security interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other

III-1

proceeds with respect thereto, free and clear of any Adverse Claim. This Agreement creates a security interest in favor of the Administrator (for the benefit of each Purchaser) in the Pool Assets, and the Administrator (for the benefit of each Purchaser) has a first priority perfected security interest in the Pool Assets, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office, except those filed in favor of the Seller pursuant to the Sale Agreement and the Administrator (for the benefit of each Purchaser) relating to this Agreement, or in respect of which the Administrator has received evidence satisfactory to the Administrator of acknowledgment copies, or time-stamped receipt copies, of proper financing statements releasing or terminating, as applicable, all security interests and other rights of any Person in such Pool Asset.

(h) Each Information Package or Daily Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator or any Purchaser Agent in connection with this Agreement or any other Transaction Document to which it is a party is or will be, when taken as a whole, complete and accurate in all material respects as of its date or as of the date so furnished, and does not and will not, when taken as a whole, contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading.

(i) The Seller’s (x) principal place of business and chief executive office and the office where it keeps its records concerning the Receivables and (y) “location” (as such term is used in the UCC), are, in each case, located at the addresses referred to in Sections 1(b) and 2(b) of Exhibit IV to this Agreement.

(j) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in the Lock-Box Schedule Letter Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator in accordance with this Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements (except as otherwise agreed to in writing by the Administrator); provided, however, that so long as the Exception Account Conditions are then satisfied with respect to an Exception Account, such Exception Account need not be subject to a Lock-Box Agreement. Seller has not granted to any Person, other than the Administrator as contemplated by this Agreement, dominion and control of any Lock-Box Account, or the right to take dominion and control of any such account at a future time or upon the occurrence of a future event. No Lock-Box Account is subject to any Adverse Claim. The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

(k) Neither the Seller nor any of its Affiliates has any direct or indirect ownership or other financial interest in any Purchaser.

(l) No proceeds of any Purchase or reinvestment will be used for any purpose that violates any Applicable Law. No part of the proceeds of any Purchase or reinvestment will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.

III-2

(m) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

(n) No event has occurred and is continuing that constitutes a Termination Event or an Unmatured Termination Event and no event would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest or from the application of the proceeds therefrom that constitutes a Termination Event or an Unmatured Termination Event.

(o) The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with generally accepted accounting principles.

(p) The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

(q) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in this Agreement and the other Transaction Documents that are applicable to it and all laws, rules, regulations and orders that are applicable to it.

(r) The Seller’s complete corporate name is set forth in the preamble to this Agreement, and it does not use and has not during the last five years used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on Schedule III to this Agreement and except for names first used after the date of this Agreement and set forth in a notice delivered to the Administrator pursuant to Section 1(k)(iv) of Exhibit IV to this Agreement.

(s) The Seller is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Seller is not a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations implemented thereunder (the “Volcker Rule”). In determining that the Seller is not a “covered fund” under the Volcker Rule, the Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act of 1940, as amended.

(t) ~~None of the consignments, inventory financings, or other arrangements covered by the financing statement specified in Schedule VIII attached hereto (the “Subject UCC”) relates or will relate to commingled goods or inventory the sale of which gives rise to any Receivable. The secured party set forth on the Subject UCC does not have, nor will it have, any Adverse Claim on, or with respect to, any Pool Receivables or Related Assets.~~Reserved.

(u) With respect to each Receivable transferred to the Seller under the Sale Agreement, Seller has given reasonably equivalent value to the Originator thereof in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Sale Agreement is or may be voidable under any Section of the Bankruptcy Code.

III-3

(v) Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(w) Since its most recent fiscal year end, there has been no change in the business, operations, financial condition, properties or assets of the Seller which would have a Material Adverse Effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or materially and adversely affect the transactions contemplated under this Agreement or such other Transaction Documents.

(x) [Reserved].

(y) The Seller has not issued any LCR Securities, and the Seller is a consolidated subsidiary of WESCO under generally accepted accounting principles.

(z) As of the Closing Date, the Seller is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.

(aa) ~~The secured party set forth on the Subject Anixter UCC does not have, nor will it have, any Adverse Claim on, or with respect to, any Pool Receivables or Related Assets. No amount is owed by Anixter Inc. to the secured party set forth on the Subject Anixter UCC (or any successor thereto).~~[Reserved].

(bb) No: (a) Covered Entity, nor any employees, officers, directors, affiliates of such Covered Entity, nor to the knowledge of Seller, any consultants, brokers, or agents acting on such Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person; (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of Sanctions, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; (b) Pool Asset is Blocked Property.

(cc) Each Covered Entity has, in the reasonable business judgment of Seller, (a) conducted its business in compliance with all Anti-Corruption Laws and (b) implemented and maintains policies and procedures designed to ensure compliance with such Anti-Corruption Laws, in each case, in all material respects.

2. Representations and Warranties of WESCO (including in its capacity as the Servicer). WESCO, individually and in its capacity as the Servicer, represents and warrants as follows:

(a) ~~(dd)~~ WESCO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

III-4

(b) ~~(ee)~~ The execution, delivery and performance by WESCO of this Agreement and the other Transaction Documents to which it is a party, including the Servicer’s use of the proceeds of purchases and reinvestments: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or by-laws, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. This Agreement and the other Transaction Documents to which WESCO is a party have been duly executed and delivered by WESCO.

(c) ~~(ff)~~ No authorization, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by WESCO of this Agreement or any other Transaction Document to which it is a party.

(d) ~~(gg)~~ Each of this Agreement and the other Transaction Documents to which WESCO is a party constitutes the legal, valid and binding obligation of WESCO enforceable against WESCO in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) ~~(hh)~~ The balance sheets of Holdings and its consolidated Subsidiaries as at March 31, 2020, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator and each Purchaser Agent, fairly present the financial condition of Holdings and its consolidated Subsidiaries as at such date and the results of the operations of Holdings and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since March 31, 2020 there has been no event or circumstances which have had a Material Adverse Effect.

(f) ~~(ii)~~ Except as disclosed in the most recent audited financial statements of Holdings and its consolidated Subsidiaries furnished to the Administrator and each Purchaser Agent, there is no pending or, to its best knowledge, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator that could have a Material Adverse Effect.

(g) ~~(jj)~~ No proceeds of any Purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

III-5

(h) ~~(kk)~~ Each Information Package or Daily Report (if prepared by WESCO or one of its Affiliates, or to the extent that information contained therein is supplied by WESCO or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Administrator, any Purchaser or any Purchaser Agent in connection with this Agreement is or will be complete and accurate in all material respects as of its date or as of the date so furnished and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(i) ~~(ll)~~ The office where WESCO keeps its records concerning the Receivables are located at the address referred to in Section 2(b) of Exhibit IV to this Agreement.

(j) ~~(mm)~~ WESCO is not in violation of any order of any court, arbitrator or Governmental Authority, which could have a Material Adverse Effect.

(k) ~~(nn)~~ Neither WESCO nor any of its Affiliates has any direct or indirect ownership or other financial interest in any Purchaser.

(l) ~~(oo)~~ The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

(m) ~~(pp)~~ WESCO has complied in all material respects with all of the terms, covenants and agreements contained in this Agreement and the other Transaction Documents that are applicable to it.

(n) ~~(qq)~~ WESCO is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

~~(rr) None of the consignments, inventory financings, or other arrangements covered by the financing statement specified in the Subject UCC relates or will relate to commingled goods or inventory the sale of which gives rise to any Receivable. The secured party set forth on the Subject UCC does not have, nor will it have, any Adverse Claim on, or with respect to, any Pool Receivables or Related Assets.~~

(o) [Reserved].

(p) ~~(ss)~~ Since its most recent fiscal year end, there has been no change in the business, operations, financial condition, properties or assets of the Servicer which would have a Material Adverse Effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or materially and adversely affect the transactions contemplated under this Agreement or such other Transaction Documents.

(q) ~~(tt)~~ No license or approval is required for the Administrator or any successor Servicer to use any program used by the Servicer in the servicing of the Receivables.

(r) ~~(uu)~~ [Reserved].

~~(vv) The secured party set forth on the Subject Anixter UCC does not have, nor will it have, any Adverse Claim on, or with respect to, any Pool Receivables or Related Assets. No amount is owed by Anixter Inc. to the secured party set forth on the Subject Anixter UCC (or any successor thereto).~~

III-6

(s) [Reserved].

(t) ~~(ww)~~ No: (a) Covered Entity, nor any employees, officers, directors, affiliates of such Covered Entity, nor, to the knowledge of WESCO, any consultants, brokers, or agents acting on such Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person; (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of Sanctions, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; (b) Pool Asset is Blocked Property.

(u) ~~(xx)~~ Each Covered Entity has, in the reasonable business judgment of WESCO, (a) conducted its business in compliance with all Anti-Corruption Laws and (b) implemented and maintains policies and procedures designed to ensure compliance with such Anti-Corruption Laws, in each case, in all material respects.

3. Ordinary Course of Business. Each of the Seller and the Purchasers represents and warrants, as to itself, that each remittance of Collections by or on behalf of the Seller to the Purchasers under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchasers and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchasers.

III-7

EXHIBIT IV

COVENANTS

1. Covenants of the Seller. Until the Final Payout Date:

(a) ~~(yy)~~ Compliance with Laws, Etc. The Seller shall comply with all Applicable Laws, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

(b) ~~(zz)~~ Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its principal place of business, chief executive office and “location” (as such term is used in the UCC) and the office where it keeps its records concerning the Receivables at the addresses and locations of the Seller set forth under its name on Schedule IV to this Agreement or, pursuant to clause (k)(iv) below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator (for the benefit of the Purchasers) in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days’ written notice before making any change in the Seller’s name or making any other change in the Seller’s identity or corporate structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the ~~daily~~prompt identification of each Receivable and all Collections of and adjustments to each existing Receivable)~~; provided that, in the case of the New Originators, the books and records will be updated on a monthly basis~~. The Seller will (and will cause each Originator to) on or prior to the date of this Agreement, mark its master data processing records and other books and records relating to the Purchased Interest (and at all times thereafter (until the latest of the Facility Termination Date or the date all other amounts owed by the Seller under this Agreement shall be paid in full) continue to maintain such records) with a legend, acceptable to the Administrator, describing the Purchased Interest.

(c) ~~(aaa)~~ Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall (and shall cause the Servicer to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the applicable Credit and Collection Policies with regard to each Receivable and the related Contract.

(d) ~~(bbb)~~ Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (for the benefit of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (for the benefit of the Purchasers) as the Administrator, may reasonably request.

(e) ~~(ccc)~~ Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller’s undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect thereof.

(f) ~~(ddd)~~ Extension or Amendment of Receivables. Except as provided in this Agreement, the Seller shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

(g) ~~(eee)~~ Change in Business or Credit and Collection Policy. The Seller shall not make (or agree with any Originator to make) any change (i) in the character of its business or (ii) in any Credit and Collection Policy that would have a Material Adverse Effect with respect to the Receivables. The Seller shall not make (or agree with any Originator to make) any other change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

(h) ~~(fff)~~ Audits. The Seller shall (and shall cause each Originator to), from time to time during regular business hours~~, but no more frequently than annually unless (w) a Termination Event or Unmatured Termination Event has occurred and is continuing, (x) WESCO or Holdings ceases to have a rating of at least “B-” by Standard and Poor’s on its respective corporate credit rating, (y) Holdings’ Available Liquidity fails to exceed $100,000,000 or (z) in the opinion of the Administrator (with the consent or at the direction of any of the Purchasers) reasonable grounds for insecurity exist with respect to the collectibility of a material portion of the Pool Receivables or with respect to the Seller’s performance or ability to perform in any material respect its obligations under this Agreement,~~ as reasonably requested in advance (unless a ~~Termination Event or Unmatured~~ Termination Event exists) by the Administrator, permit the Administrator, or its agents or representatives, at the Seller’s expense: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or any such Originator) relating to Receivables and the Related Security, including the related Contracts, and (ii) to visit the offices and properties of the Seller and the Originators for the purpose of examining such materials described in clause (i) above (and shall include the review of the systems and operations of the off-system originators), and to discuss matters relating to Receivables and the Related Security or the Seller’s, WESCO’s or the Originators’ performance under the Transaction Documents or under the Contracts with any of the officers, employees, agents or contractors of the Seller, WESCO or the Originators having knowledge of such matters. The Seller shall not be required to reimburse the Administrator for such audits more frequently than once per year unless (x) a Termination Event has occurred and is continuing, (y) WESCO or Holdings ceases to have a rating of at least “B-” by Standard and Poor’s on its respective corporate credit rating or (z) Holdings’ Available Liquidity fails to exceed $100,000,000).

(i) ~~(ggg)~~ Deposits to Lock-Box Accounts. The Seller shall (or shall cause the Servicer to): (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis); provided, that the Obligors with respect to Receivables originated by of the Ninth Amendment Date Originator need not be directed to deposit Collections to a Lock-Box Account until such time as the Post-Joinder Cash Management Conditions are satisfied, (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or any Originator into Lock-Box Accounts not later than one Business Day after receipt thereof and (iii) if a Termination Event has occurred and is continuing, directly transfer all Collections received in each Exception Account to a Lock-Box Account (other than an Exception Account) no later than one (1) Business Day following receipt thereof. Except as otherwise agreed to in writing by the Administrator and the Majority Purchasers, each Lock-Box Account shall at all times be subject to a Lock-Box Agreement; provided, however, that so long as the Exception Account Conditions are then satisfied with respect to an Exception Account, such Exception Account need not be subject to a Lock-Box Agreement. The Seller will ~~not~~ (and will ~~not permit~~cause the Servicer to) ~~deposit or otherwise credit, or cause or permit to be so~~use commercially reasonable efforts to prevent funds other than Collections to be deposited or credited, to any Lock-Box Account ~~cash or cash proceeds other than Collections~~; provided that the Seller may permit (i) collections relating to Excluded Receivables and (ii) such other collections not relating to Receivables as the Administrator may approve in writing, in each case, to be so deposited or credited to any Lock-Box Account so long as (x) the amount of such collections does not exceed $15,000,000 for any calendar month and (y) the Administrator has not requested in writing that the Servicer direct obligors relating to such Excluded Receivables to cease making payments to Lock-Box Accounts. If such funds are nevertheless deposited into any Lock-Box Account, the Seller (or the Servicer on its behalf) will within two Business Days identify and transfer such funds to the appropriate Person entitled to such funds.

(j) ~~(hhh)~~ Reporting Requirements. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) and each Purchaser Agent the following:

(i) within ninety (90) days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller, containing unaudited financial statements for such year certified as to accuracy by ~~the chief financial~~an officer ~~or treasurer~~ of the Seller;

(ii) within five (5) days after any executive or senior managing officer of the Seller or Servicer learning of the occurrence of ~~each~~any Termination Event or Unmatured Termination Event, a statement of ~~the chief financial~~an officer ~~of~~ the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

(iii) promptly after the filing or receiving thereof, copies of all material reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate which would reasonably be expected to have a Material Adverse Effect;

(iv) at least thirty days (or such shorter period as agreed to in writing by the Administrator) before any change in the Seller’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

(v) promptly after any executive or senior managing officer of the Seller or Servicer obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) material litigation or proceeding relating to any Transaction Document;

(vi) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, or to its knowledge, the Servicer or any Originator;

(vii) within five (5) days after the occurrence of any joinder of a Subject Originator without the consent of the Majority Purchasers (or such later date may be agreed to by the Administrator), a copy of such joinder;

(viii) promptly after request such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any Originator as the Administrator or any Purchaser Agent may from time to time reasonably request;

(ix) promptly after request any information available to the Seller or any of its Affiliates reasonably requested by the Administrator or any Purchaser in order to assist any Purchaser in complying with any of its obligations under Article 5 of the EU Securitisation Regulation or Article 5 of the UK Securitisation Regulation, as applicable, and any other due diligence provision of the EU Securitisation Regulation Rules or the UK Securitisation Regulation Rules, as applicable, in relation to the Transaction Documents and the transactions contemplated thereby; and

(x) promptly after request solely to the extent such data is reasonably available to the Seller or any of its Affiliates without additional burden or out-of-pocket expense, information regarding the Receivables as any Purchaser may reasonably request in connection with the analysis by such Purchaser of capital treatment under the accord known as Basel II, Basel III or other regulatory capital guidelines as relates to the transactions contemplated in the Transaction Documents.

Information required to be delivered pursuant to this clause (~~i~~j) ~~of this Section~~ shall be deemed to have been delivered if such information, or one or more annual or quarterly reports or current reports containing such information, shall have been posted by the Administrator on a SyndTrak, IntraLinks or similar site to which the Purchasers have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of Holdings. Each Purchaser shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

(k) ~~(iii)~~ Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchasers, the Seller will not (and will not agree with any Originator to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller’s certificate of incorporation or by-laws.

(l) ~~(jjj)~~ Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii) Subject to the limitation set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) of the Company Note in accordance with its terms, and (B) the Seller may declare and pay dividends.

(iii) The Seller may make Restricted Payments only out of the funds it receives pursuant to Sections 1.4(b)(ii) and (iv) of this Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Seller’s tangible net worth would be less than $50,000,000 or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

(m) ~~(kkk)~~ Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Company Note; or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

(n) ~~(lll)~~ Use of Seller’s Share of Collections. The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchaser Groups and the Administrator under this Agreement and under each Purchaser Group Fee Letter); (ii) the payment of accrued and unpaid interest on the Company Note; and (iii) other legal and valid corporate purposes.

(o) ~~(mmm)~~ Tangible Net Worth. The Seller will not permit its tangible net worth, at any time, to be less than $50,000,000.

(p) ~~(nnn)~~ Exclusion of Credit Memos. As soon as possible, the Seller shall (and shall cause each Originator and the Servicer to) remove credit memos from any aging schedules contained in or used to calculate the information set forth in each Information Package delivered pursuant to Section 2(i)(iii) of Exhibit IV to this Agreement.

(q) ~~(ooo)~~ [Reserved].

(r) ~~(ppp)~~ Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. The Seller covenants and agrees that:

(i) it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws in all material respects and maintain policies and procedures designed, in Seller’s reasonable business judgment, to ensure compliance with such Anti-Corruption Laws in all material respects;

(ii) it and its Subsidiaries will not: (A) become a Sanctioned Person or allow its employees, officers or directors to become a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Investments to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (C) pay or repay obligations with Blocked Property or funds derived from any unlawful activity; (D) permit any Pool Assets to become Blocked Property; or (E) cause any Purchaser or the Administrator to violate any Anti-Terrorism Law in any material respects; and

(i) (iii) it will not, and will not permit any its Subsidiaries to, directly or indirectly, use the Investments or any proceeds thereof in any manner that would result in a violation by any Person of Anti-Corruption Law (including any Purchaser Party) or in violation in any material respect of any applicable Law, including, without limitation, any applicable Anti-Corruption Law.

(s) ~~(qqq)~~ Liquidity Coverage Ratio. The Seller shall not issue any LCR Security.

(t) ~~(rrr)~~ Certification of Beneficial Owner(s). Promptly following any change that would result in a change to the status as an excluded “Legal Entity Customer” under (and as defined in) the Beneficial Ownership Regulation, the Seller shall execute and deliver to the Administrator a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Regulation. The information included in any Certification of Beneficial Owner(s) shall be true and correct in all respects.

(u) ~~(sss)~~ Additional Assistance. The Seller shall use commercially reasonable efforts to take such further action, provide such information and enter into such other agreements not otherwise provided for hereunder as may be reasonably required by the Administrator or any Purchaser in order to assist any Purchaser in complying with any of its obligations under Article 5 of the EU Securitisation Regulation or Article 5 of the UK Securitisation Regulation, as applicable, and any other due diligence provision of the EU Securitisation Regulation Rules or the UK Securitisation Regulation Rules, as applicable, in relation to the Transaction Documents and the transactions contemplated thereby.

(v) Intended Tax Treatment. The Seller shall not file any tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by a final determination within the meaning of Section 1313 of the Internal Revenue Code (or similar or analogous state, local or foreign tax law).

2. Covenants of the Servicer and WESCO. Until the Final Payout Date:

(a) ~~(ttt)~~ Compliance with Laws, Etc. The Servicer and, to the extent that it ceases to be the Servicer, WESCO shall comply (and shall cause each Originator to comply) in all material respects with all Applicable Laws, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

(b) ~~(uuu)~~ Offices, Records and Books of Account, Etc. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall keep (and shall cause each Originator to keep) its principal place of business, chief executive office and “location” (as such term is used in the applicable UCC) and the office where it keeps its records concerning the Receivables at the addresses of the Servicer set forth under its name on Schedule IV to this Agreement or, upon at least 30 days’ prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator (for the benefit of each Purchaser) in the Receivables and related items (including the Pool Assets) have been taken and completed. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, also will (and will cause each Originator to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the ~~daily~~prompt identification of each Receivable and all Collections of and adjustments to each existing Receivable).

(c) ~~(vvv)~~ Performance and Compliance with Contracts and Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall (and shall cause Originator to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

(d) ~~(www)~~ Extension or Amendment of Receivables. Except as provided in this Agreement, the Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall not extend (and shall not permit any Originator to extend), the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

(e) ~~(xxx)~~ Change in Business or Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall not make (and shall not permit any Originator to make) any change in (i) the character of its business or (ii) in any Credit and Collection Policy that would have a Material Adverse Effect. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall not make (and shall not permit any Originator to make) any other change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

(f) ~~(yyy)~~ Audits. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall (and shall cause each Originator to), from time to time during regular business hours, ~~but no more frequently than annually unless (w) a Termination Event or Unmatured Termination Event has occurred and is continuing, (x) WESCO or Holdings ceases to have a rating of at least “B-” by Standard and Poor’s on its respective corporate credit rating, (y) Holdings’ Available Liquidity fails to exceed $100,000,000 or (z) in the opinion of the Administrator (with the consent or at the direction of any of the Purchasers) reasonable grounds for insecurity exist with respect to the collectibility of a material portion of the Pool Receivables or with respect to the Servicer’s performance or ability to perform in any material respect its obligations under this Agreement,~~ as reasonably requested in advance (unless a ~~Termination Event or Unmatured~~ Termination Event exists) by the Administrator, permit the Administrator, or its agents or representatives, at the Servicer’s expense: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts; and (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters. The Servicer shall not be required to reimburse the Administrator for such audits more frequently than once per year unless (x) a Termination Event has occurred and is continuing, (y) WESCO or Holdings ceases to have a rating of at least “B-” by Standard and Poor’s on its respective corporate credit rating or (z) Holdings’ Available Liquidity fails to exceed $100,000,000).

(g) ~~(zzz)~~ Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Servicer and, to the extent that it ceases to be the Servicer, WESCO, shall not (and shall not permit any Originator to) add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in the Lock-Box Schedule Letter Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or any Lock-Box Account (or related post office box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

(h) ~~(aaaa)~~ Deposits to Lock-Box Accounts. The Servicer shall: (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis); provided, that the Obligors with respect to Receivables originated by of the Ninth Amendment Date Originator need not be directed to deposit Collections to a Lock-Box Account until such time as the Post-Joinder Cash Management Conditions are satisfied; (ii) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than one Business Day after receipt thereof and (iii) if a Termination Event has occurred and is continuing, directly transfer all Collections received in each Exception Account to a Lock-Box Account (other than an Exception Account) no later than one (1) Business Day following receipt thereof. Except as otherwise agreed to in writing by the Administrator and the Majority Purchasers, each Lock-Box Account shall at all times be subject to a Lock-Box Agreement; provided, however, that so long as the Exception Account Conditions are then satisfied with respect to an Exception Account, such Exception Account need not be subject to a Lock-Box Agreement. The Servicer will ~~not deposit or otherwise credit, or cause or permit to be so~~use commercially reasonable efforts to prevent funds other than Collections to be deposited or credited, to any Lock-Box Account ~~cash or cash proceeds other than Collections~~; provided that the Servicer may permit (i) collections relating to Excluded Receivables and (ii) such other collections not relating to Receivables as the Administrator may approve in writing, in each case, to be so deposited or credited to any Lock-Box Account so long as (x) the amount of such collections does not exceed $15,000,000 for any calendar month and (y) the Administrator has not requested in writing that the Servicer direct obligors relating to such Excluded Receivables to cease making payments to Lock-Box Accounts. If such funds are nevertheless deposited into any Lock-Box, the Servicer will within two Business Days identify and transfer such funds to the appropriate Person entitled to such funds.

(i) ~~(bbbb)~~ Reporting Requirements. WESCO shall provide to the Administrator (in multiple copies, if requested by the Administrator) and each Purchaser Agent the following:

(i) within 45 days after the end of the first three quarters of each fiscal year of Holdings, balance sheets of Holdings and its consolidated Subsidiaries as of the end of such quarter and statements of income, retained earnings and cash flow of Holdings and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person;

(ii) within 90 days after the end of each fiscal year of Holdings, a copy of the annual report for such year for Holdings and its consolidated Subsidiaries, containing financial statements for such year audited by independent certified public accountants of nationally recognized standing;

(iii) as to the Servicer only, not later than 2 days prior to the Settlement Date in such month, an Information Package for such period, including a calculation (with reasonable detail with respect to such calculation) of Available Liquidity as of the last day of the preceding calendar month; provided, however that (A) if the Purchased Interest as reported in the most recently delivered Information Package or Daily Report exceeds 75%, within two (2) Business Days of the Administrator’s request thereof, the Servicer shall provide (x) a Daily Report calculated as of the Business Day immediately preceding delivery thereof and (y) such other information as shall be reasonably requested by the Administrator in its sole discretion regarding Collections and originations of Receivables and (B) if (x) WESCO or Holdings shall cease to have a rating of at least “B-” by Standard & Poor’s on its respective corporate credit rating or (y) Holdings’ Available Liquidity fails to exceed $100,000,000, the Servicer shall provide (i) if requested by the Administrator or any Purchaser Agent, in each case in such Person’s sole discretion, an Information Package on the first Business Day of each calendar week and (ii) such information as shall be requested by the Administrator in its sole discretion regarding Collections to the Administrator on a daily basis;

(iv) within five days after any executive or senior managing officer of the Seller or Servicer becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of ~~the chief financial~~an officer of WESCO setting forth details of such Termination Event or Unmatured Termination Event and the action that such Person has taken and proposes to take with respect thereto;

(v) promptly after the sending or filing thereof, copies of all reports that WESCO or Holdings sends to any of their respective security holders, and copies of all reports and registration statements that WESCO, Holdings or any of their respective Subsidiaries files with the Securities and Exchange Commission or any national securities exchange; provided, that any filings with the Securities and Exchange Commission that have been granted “confidential” treatment shall be provided promptly after such filings have become publicly available;

(vi) promptly after the filing or receiving thereof, copies of all material reports and notices that WESCO, Holdings or any of their respective Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Person or any of its Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any of its Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on WESCO, Holdings and/or any such Affiliate which would reasonably be expected to have a Material Adverse Effect;

(vii) at least thirty days (or such shorter period as agreed to in writing by the Administrator) before any change in WESCO’s, Holdings’ or any Originator’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

(viii) promptly after any executive or senior managing officer of WESCO or Holdings obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between WESCO, Holdings or any of their respective Subsidiaries and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect; (B) litigation or proceeding adversely affecting such Person or any of its Subsidiaries in which (x) the amount involved is $~~75,000,000~~100,000,000 or more and not covered by insurance or (y) injunctive or similar relief is sought which could reasonably be expect to have a Material Adverse Effect; or (C) litigation or proceeding relating to any Transaction Document;

(ix) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of WESCO, Holdings or any of their respective Subsidiaries;

(x) promptly after the occurrence thereof, notice of any downgrade of WESCO or Holdings;

(xi) promptly after request such other information respecting the Receivables or the condition or operations, financial or otherwise, of WESCO, Holdings or any of their respective Affiliates as the Administrator or any Purchaser Agent may from time to time reasonably request;

(xii) ~~promptly after the occurrence thereof, notice of any material acquisition or investment by WESCO or Holdings of or in any Person, business or operation~~[Reserved];

~~(xiii) on or before 30 days prior to each anniversary of the Closing Date, the Servicer shall, at its own expense, cause an independent auditor acceptable to the Administrator and each Purchaser Agent to furnish to WESCO, the Administrator and each Purchaser Agent, (A) a report in a format acceptable to each Purchaser Agent, to the effect that they have (1) reviewed and audited WESCO’s and Holdings’ books, records and servicing procedures, (2) performed testing of a statistically significant sample of~~

~~Receivables and each Information Package and Daily Report generated during such fiscal year then ended, and describing the results of such review and testing, and (3) during such review and testing, not discovered any deviations (other than those described in the report) from the Credit and Collection Policy, and (B) a report in a format acceptable to each Purchaser Agent to the effect that they have applied certain procedures agreed upon with the Servicer, the Administrator and each Purchaser Agent and examined certain documents and records relating to the servicing of Receivables under this Agreement, and that, based upon such agreed upon procedures, nothing has come to the attention of such auditors that caused them to believe such servicing (including without limitation, the allocation of Collections) has not been conducted in compliance with the terms and conditions set forth herein, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, each report shall set forth the agreed upon procedures performed (it being understood and agreed that in any year, a field audit performed by the Administrator or its agents or representatives pursuant to Section 2(f) of this Exhibit IV may, with the prior consent of the Administrator and the Majority Purchasers, satisfy the requirements of this clause (xiii));~~

(xiii) [Reserved];

(xiv) if requested by the Administrator, not later than 30 days after the end of each month (other than months which are the last month of a calendar quarter) ~~and within 45 days of the end of each calendar quarter~~, management prepared unaudited financial statements of Holdings and its consolidated Subsidiaries;

(xv) promptly after request any information available to WESCO or any of its Affiliates reasonably requested by the Administrator or any Purchaser in order to assist any Purchaser in complying with any of its obligations under Article 5 of the EU Securitisation Regulation or Article 5 of the UK Securitisation Regulation, as applicable, and any other due diligence provision of the EU Securitisation Regulation Rules or the UK Securitisation Regulation Rules, as applicable, in relation to the Transaction Documents and the transactions contemplated thereby; and

(xvi) promptly after request solely to the extent such data is reasonably available to WESCO or any of its Affiliates without additional burden or out-of-pocket expense, information regarding the Receivables as any Purchaser may reasonably request in connection with the analysis by such Purchaser of capital treatment under the accord known as Basel II, Basel III or other regulatory capital guidelines as relates to the transactions contemplated in the Transaction Documents.

Information required to be delivered pursuant to this clause (i) ~~of this Section~~ shall be deemed to have been delivered if such information, or one or more annual or quarterly reports or current reports containing such information, shall have been posted by the Administrator on a SyndTrak, IntraLinks or similar site to which the Purchasers have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of Holdings. Each Purchaser shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

(j) ~~(cccc)~~ Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. The Servicer covenants and agrees that:

(i) it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws in all material respects and maintain policies and procedures designed, in Servicer’s reasonable business judgment, to ensure compliance with such Anti-Corruption Laws in all material respects;

(ii) it and its Subsidiaries will not: (A) become a Sanctioned Person or allow its employees, officers or directors to become a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Investments to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (C) pay or repay obligations with Blocked Property or funds derived from any unlawful activity; (D) permit any Pool Assets to become Blocked Property; or (E) cause any Purchaser or the Administrator to violate any Anti-Terrorism Law in any material respects; and

(iii) it will not, and will not permit any its Subsidiaries to, directly or indirectly, use the Investments or any proceeds thereof in any manner that would result in a violation by any Person of Anti-Corruption Law (including any Purchaser Party) or in violation in any material respect of any applicable Law, including, without limitation, any applicable Anti-Corruption Law.

(k) Additional Assistance. The Servicer shall use commercially reasonable efforts to take such further action, provide such information and enter into such other agreements not otherwise provided for hereunder as may be reasonably required by the Administrator or any Purchaser in order for any Purchaser to comply with any and all applicable requirements of Article 5 of the EU Securitisation Regulation or Article 5 of the UK Securitisation Regulation and any other due diligence provision of the EU Securitisation Regulation Rules or the UK Securitisation Regulation Rules in relation to the Transaction Documents and the transactions contemplated thereby.

(l) Intended Tax Treatment. The Servicer shall not file any tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by a final determination within the meaning of Section 1313 of the Internal Revenue Code (or similar or analogous state, local or foreign tax law).

3. Separate Existence. Each of the Seller and WESCO hereby acknowledges that the Purchasers, the Purchaser Agents, the Administrator and the Liquidity Providers are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from WESCO and its Affiliates. Therefore, from and after the date hereof, each of the Seller and WESCO shall take all steps specifically required by this Agreement or reasonably required by the Administrator to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of WESCO and any other Person, and is not a division of WESCO, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and WESCO shall take such actions as shall be required in order that:

(a) The Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

(c) Not less than one member of the Seller’s Board of Directors (the “Independent Director”) shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of WESCO or any of its Affiliates. The certificate of incorporation of the Seller shall provide that: (i) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

(d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, WESCO or any Affiliate thereof;

(e) Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller’s funds;

(f) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant to this Agreement. The Seller will not incur any material indirect or overhead expenses for items shared with WESCO (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that WESCO shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

(g) The Seller’s operating expenses will not be paid by WESCO or any other Affiliate thereof;

(h) All of the Seller’s business correspondence and other communications shall be conducted in the Seller’s own name and on its own separate stationery;

(i) The Seller’s books and records will be maintained separately from those of WESCO and any other Affiliate thereof;

(j) All financial statements of WESCO or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose corporation exists as a Subsidiary of WESCO, and (ii) the Originators have sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities;

(k) The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of WESCO or any Affiliate thereof;

(l) The Seller will strictly observe corporate formalities in its dealings with WESCO or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of WESCO or any Affiliate thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which WESCO or any Affiliate thereof (other than WESCO in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of WESCO or any Subsidiary or other Affiliate of WESCO. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

(m) The Seller will maintain arm’s-length relationships with WESCO (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor WESCO will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and WESCO will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity; and

(n) WESCO shall not pay the salaries of Seller’s employees, if any.

EXHIBIT V

TERMINATION EVENTS

Each of the following shall be a “Termination Event”:

(a) ~~(dddd)~~ (i) the Seller, WESCO, any Originator or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for (A) 5 days after knowledge or notice thereof for any clause or provision of Sections 1(j)(i), 1(j)(iii), or 1(j)(viii) or Sections 2(i)(i), 2(i)(ii), 2(i)(iii), 2(i)(v), 2(i)(vi), 2(i)(xi) or 2(i)(xiv) of Exhibit IV to this Agreement (B) 10 days after knowledge or notice thereof for any clause or provision of this Agreement not referenced in clause (a)(i)(A) above, (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement and such failure shall continue unremedied for ~~one~~two Business ~~Day~~Days , (iii) WESCO shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrator and the Majority Purchasers shall have been appointed or (iv) the Seller, WESCO, any Originator or the Servicer shall fail to perform or observe any term, covenant set forth in Sections 1(bb) or (cc) or Sections 2(t) or (u) of Exhibit III or Sections 1(r) or 2(j) of Exhibit IV to this Agreement;

(b) ~~(eeee)~~ WESCO (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to this Agreement that WESCO (or such Affiliate) then has as Servicer;

(c) ~~(ffff)~~ any representation or warranty made or deemed made by the Seller, WESCO or any Originator (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Seller, WESCO or any Originator or the Servicer pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered (unless such representation or warranty relates solely to one or more specific Pool Receivables and the relevant Originator, Seller or the Servicer makes a payment with respect to such Pool Receivable to the extent required under the Purchase and Sale Agreement or otherwise under any other Transaction Document), and shall remain incorrect or untrue for 5 days after notice to the Seller or the Servicer of such inaccuracy;

(d) ~~(gggg)~~ the Seller or the Servicer shall fail to deliver the Information Package or Daily Report pursuant to this Agreement, and such failure shall remain unremedied for two days;

(e) ~~(hhhh)~~ this Agreement or any Purchase or reinvestment pursuant to this Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

(f) ~~(iiii)~~ the Seller, WESCO, Holdings or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, WESCO, Holdings or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, WESCO, Holdings or any Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

(g) ~~(jjjj)~~ (i) the average for three most recently ended consecutive calendar months of: (A) the Default Ratio shall exceed 3.25%, (B) the Delinquency Ratio shall exceed 4.00% or (C) the Dilution Ratio shall exceed 7.50% or (ii) (A) the Default Ratio shall exceed 4.00%, (B) the Delinquency Ratio shall exceed 5.00% or (C) the Days’ Sales Outstanding shall exceed 62 days;

(h) ~~(kkkk)~~ a Change in Control shall occur;

(i) ~~(llll)~~ at any time (i) the sum of (A) the Aggregate Investment plus (B) the Total Reserves, exceeds (ii) the sum of (A) the Net Receivables Pool Balance at such time plus (B) the Purchasers’ share of the amount of Collections then on deposit in the Lock-Box Accounts (other than (I) amounts on deposit in the Exception Accounts and (II) amounts set aside in the Lock-Box Accounts representing Discount and Fees), and such circumstance shall not have been cured within two Business Days after an officer of the Seller, the Servicer, WESCO, Holdings or any Originator obtains knowledge or notice thereof;

(j) ~~(mmmm)~~ (i) WESCO, Holdings or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $~~75,000,000~~100,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in this Agreement, mortgage, indenture or instrument relating to such Debt (and shall have not been waived); or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (and shall have not been waived), if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (b) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;

(k) ~~(nnnn)~~ either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 303(k) of ERISA, and such failure could reasonably be expected to result in a Material Adverse Effect, (ii) the Internal Revenue Service shall file a notice of lien asserting (1) a claim or claims pursuant to the Internal Revenue Code with regard to any of the assets of Seller or (2) a claim or claims pursuant to the Internal Revenue Code with regard to any of the assets of any Originator, WESCO, Holdings or any ERISA Affiliate, and in each case such lien could reasonably be expected to result in a Material Adverse Effect and shall have been filed and not released within 10 days, or (iii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, any Originator, WESCO, Holdings or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, any Originator, WESCO, Holdings or any ERISA Affiliate or terminate any Benefit Plan that has unfunded benefit liabilities, or any steps shall have been taken to terminate any Benefit Plan subject to Title IV of ERISA, in each case, as could reasonably be expected to result in a Material Adverse Effect and such lien shall have been filed and not released within 10 days;

(l) ~~(oooo)~~ (i) one or more final judgments for the payment of money shall be entered against the Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $~~75,000,000~~100,000,000 , individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution;

(m) ~~(pppp)~~ the “Purchase and Sale Termination Date” under and as defined in the Sale Agreement shall occur under the Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to the Seller under the Sale Agreement;

(n) ~~(qqqq) as of the last day of any fiscal quarter of Holdings,~~ to the extent that a Fixed Charge Coverage Trigger Event shall have occurred, the Fixed Charge Coverage Ratio shall be less than 1.0 to 1.0 (i) as of the last day of the fiscal quarter of Holdings which has ended immediately prior to such Fixed Charge Coverage Trigger Event and for which financial statements are available or are required to be delivered hereunder (the “Initial Test Date”) and (ii) as of the last day of each fiscal quarter ending after such Initial Test Date until the Fixed Charge Coverage Trigger Period shall no longer be continuing. For purposes of this clause (n), unless otherwise defined in this Agreement, terms used herein (including all defined terms used within such terms) shall have the respective meaning assigned to such terms in the Credit Agreement; provided, however, that (i) in the event the Credit Agreement is terminated or such defined terms are no longer used in the Credit Agreement, the respective meaning assigned to such terms immediately preceding such termination or non-usage shall be used for purposes of this Agreement and (ii) if, after the Ninth Amendment Date, the covenant level set forth in Section 6.12 of the Credit Agreement (or any of the defined terms used in connection with such covenant) is amended, modified or waived, it shall, for all purposes of this Agreement similarly be amended, modified or waived, upon the Seller’s delivery of (A) a notice of such an amendment to the Credit Agreement (which notice shall enclose a copy of such amendment to the Credit Agreement) to the Administrator and each Purchaser not later than 30 days after the effectiveness of such amendment and (B) a certification that each of the following conditions were satisfied at the time of such Credit Agreement amendment: (x) the Majority Purchasers (without giving effect to the proviso in the definition of “Majority Purchasers”) or their Affiliates and the Administrator were a party to the Credit Agreement, (y) such amendment, modification or waiver was consummated in accordance with the terms of the Credit Agreement and (z) the Majority Purchasers (without giving effect to the proviso in the definition of “Majority Purchasers”) or their Affiliates and the Administrator consented to such amendment, modification or waiver pursuant to the Credit Agreement; or

(o) ~~(rrrr)~~ either (i) a “Change of Control” (as defined in the Credit Agreement) occurs with respect to Holdings or (ii) Holdings breaches or defaults in respect of its negative covenant set forth in Section 6.03(c) of the Credit Agreement, in each case, subject to any applicable grace periods set forth in the Credit Agreement with respect thereto. For purposes of this clause (o) terms used and covenant levels provided for in the Credit Agreement (including all defined terms used within such terms) shall have the respective meaning assigned to such terms and the covenant levels provided for, in each case, in the Credit Agreement; provided, however, that (i) in the event the Credit Agreement is terminated or such defined terms are no longer used in the Credit Agreement, the respective meaning assigned to such terms immediately preceding such termination or non-usage shall be used for purposes of this Agreement and (ii) if, after the ~~Closing~~Ninth Amendment Date, the defined term “Change of Control” or the covenant set forth in Section 6.03(c) of the Credit Agreement (or any of the defined terms used in connection with such covenant) is amended, modified or waived, then for all purposes of this Agreement clause (o) shall similarly be amended, modified or waived, upon the Seller’s delivery of (A) a notice of such an amendment to the Credit Agreement (which notice shall enclose a copy of such amendment to the Credit Agreement) to the Administrator and each Purchaser not later than 30 days after the effectiveness of such amendment and (B) a certification that each of the following conditions were satisfied at the time of such Credit Agreement amendment: (x) the Majority Purchasers (without giving effect to the proviso in the definition of “Majority Purchasers”) or their Affiliates and the Administrator were a party to the Credit Agreement, (y) such amendment, modification or waiver was consummated in accordance with the terms of the Credit Agreement and (z) the Majority Purchasers (without giving effect to the proviso in the definition of “Majority Purchasers”) or their Affiliates and the Administrator consented to such amendment, modification or waiver pursuant to the Credit Agreement.

SCHEDULE I

CREDIT AND COLLECTION POLICY

On File With:

WESCO Receivables Corp.

225 West Station Square Drive, Suite 700

Pittsburgh, PA 15219

Attn: Treasurer

Telephone: (412) 454-2374

Facsimile: (412) 454-2515

Schedule I

SCHEDULE II

[Reserved]

Schedule II

SCHEDULE III

TRADE NAMES

None.

Schedule III

SCHEDULE IV

NOTICE INFORMATION

WESCO RECEIVABLES CORP.,

as Seller

Address:

225 West Station Square Drive

Suite 700

Pittsburgh, Pennsylvania 15219

Attention: Treasurer

Telephone: (412) 454-2374

Facsimile: (412) 222-7427

WESCO DISTRIBUTION, INC.,

as Servicer

Address:

225 West Station Square Drive

Suite 700

Pittsburgh, Pennsylvania 15219

Attention: Treasurer

Telephone: (412) 454-2374

Facsimile: (412) 222-7427

Schedule IV-1

PNC BANK, NATIONAL ASSOCIATION,

as Administrator

Address:

PNC Bank, National Association

Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Attention: Brian Stanley

Telephone No.: (412) 768-2001

Facsimile No.: (412) 762-9184

PNC BANK, NATIONAL ASSOCIATION,

as Purchaser Agent for PNC Bank, National Association

Address:

PNC Bank, National Association

Three PNC Plaza

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Attention: Brian Stanley

Telephone No.: (412) 768-2001

Facsimile No.: (412) 762-9184

PNC BANK, NATIONAL ASSOCIATION,

as a Committed Purchaser for PNC Bank, National Association

Address:

PNC Bank, National Association

Three PNC Plaza

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Attention: Brian Stanley

Telephone No.: (412) 768-2001

Facsimile No.: (412) 762-9184

Schedule IV-2

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Committed Purchaser for Wells Fargo Bank, National Association

Address:

1100 Abernathy Rd NE

Suite 1500

Atlanta, Georgia 30328

Attention: Anthony B. Ballard

Telephone No.: (704) 832-5909

FIFTH THIRD BANK, NATIONAL ASSOCIATION

as a Committed Purchaser for Fifth Third Bank, National Association

Address:

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Attention: Andrew Jones

Telephone No.: (513) 534-0836

Facsimile No.: (513) 534-0319

Schedule IV-3

FIFTH THIRD BANK, NATIONAL ASSOCIATION

as Purchaser Agent for Fifth Third Bank, National Association

Address:

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Attention: Matt Glahn

Telephone No.: (513) 534-4661

Facsimile No.: (513) 534-0319

Schedule IV-4

LIBERTY STREET FINDING LLC,

as a Conduit Purchaser

Address:

c/o Global Securitization Services, LLC

68 South Service Road, Suite 120

Melville, NY 11747

Attn: Kevin Corrigan, Senior Vice President

Office: (631) 587-4700

Mobile: [******]

with a copy to:

The Bank of Nova Scotia

250 Vesey Street, 23rd Floor, New York, NY 10281

Attn: Darren Ward

Tel: 1-212-255-5264

Email: [******]

THE BANK OF NOVA SCOTIA,

as Purchaser Agent for Liberty Street Funding LLC and Committed Purchaser

Address:

40 Temperance St, 4th Floor

Toronto, ON Canada M5H 0B4

Attn: Doug Noe

Tel: 416-945-4060

Email: [******]

with a copy to:

The Bank of Nova Scotia

250 Vesey Street, 23rd Floor, New York, NY 10281

Attn: Darren Ward

Tel: 1-212-255-5264

Email: [******]

Schedule IV-5

RELIANT TRUST,

as a Conduit Purchaser

Address:

130 Adelaide Street West

12th Floor

Toronto, ON, M5H 3P5

Attention: ASG Asset Securitization

Telephone No.: (416) 307-6035

GTA FUNDING LLC,

as a Conduit Purchaser

Address:

GTA Funding LLC

68 South Service Road, Suite 120

Melville, NY 11747

With a copy to:

Email: ConduitFundingUS@tdsecurities.com

THE TORONTO-DOMINION BANK,

as Purchaser Agent for GTA Funding LLC and Reliant Trust and Committed Purchaser

Address:

130 Adelaide Street West

12th Floor

Toronto, ON, M5H 3P5

Attention: ASG Asset Securitization

Telephone No.: (416) 307-6035

Schedule IV-6

BANK OF AMERICA, N.A.

as Purchaser Agent for Bank of America, N.A.

Address:

Bank of America, N.A.

NC2-109-02-02

13510 Ballantyne Corporate Place

Charlotte, NC 28277

Attention: Willem Van Beek / Chris Hayes

Telephone No.: (980) 683-4585

Facsimile No.: (704) 409-0588

Email address: [******]

Schedule IV-7

MACRO TRUST

as a Conduit Purchaser

Address:

161 Bay Street

9th Floor

Toronto, ON M5J 2S8

Attention: CIBC Conduit Management Team, Angela Chin

E-Mail: [******]

BAY SQUARE FUNDING LLC,

as a Conduit Purchaser

Bay Square Funding LLC

c/o Global Securitization Services, LLC

68 South Service Road, Suite 120

Melville, NY 11747

Attention: Kevin J. Corrigan

Telephone: 212-295-2757

Facsimile: 2-2-302-8767

Email: [******]

CANADIAN IMPERIAL BANK OF COMMERCE,

as Purchaser Agent for Bay Square Funding LLC and Macro Trust and as Committed Purchaser

Address:

161 Bay Street

9th Floor

Toronto, ON M5J 2S8

Attention: CIBC Conduit Management Team, Angela Chin

E-Mail: [******]

Schedule IV-8

HSBC SECURITIES USA INC.,

as Purchaser Agent for HSBC Bank USA, National Association

Address:

452 Fifth Avenue

New York, NY 10018

Attention: Nicholas Walach

HSBC BANK USA, NATIONAL ASSOCIATION,

as a Committed Purchaser

Address:

452 Fifth Avenue

New York, NY 10018

Attention: Sean Moskal

Schedule IV-9

SCHEDULE V

~~SUBJECT ANIXTER FILING~~

~~Debtor~~	~~Secured Party~~	~~Filing Location~~	~~Filing Data~~
~~Anixter Inc.~~ 	~~Aten Technology, Inc.~~	~~Delaware Department of State~~	~~Initial Filing # 2017 0655235~~

[Reserved]

Schedule V-1

SCHEDULE VI

COMMITMENTS

PNC BANK, NATIONAL ASSOCIATION,

as a Committed Purchaser for PNC Bank, National Association

Commitment: $350,000,000

FIFTH THIRD BANK, NATIONAL ASSOCIATION

as a Committed Purchaser for Fifth Third Bank, National Association

Commitment: $200,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Committed Purchaser for Wells Fargo Bank, National Association

Commitment: $235,000,000

THE BANK OF NOVA SCOTIA,

as a Committed Purchaser

Commitment: $190,000,000

THE TORONTO-DOMINION BANK,

as a Committed Purchaser

Commitment: $190,000,000

CANADIAN IMPERIAL BANK OF COMMERCE,

as a Committed Purchaser for Canadian Imperial Bank of Commerce

Commitment: $120,000,000

BANK OF AMERICA, NATIONAL ASSOCIATION,

as a Committed Purchaser for Bank of America, National Association

Commitment: $200,000,000

Schedule VI-1

HSBC BANK USA, NATIONAL ASSOCIATION,

as Committed Purchaser

Commitment: $65,000,000

Schedule VI-2

SCHEDULE VII

SCHEDULED COMMITMENT TERMINATION DATE

PNC BANK, NATIONAL ASSOCIATION,

as a Committed Purchaser for PNC Bank, National Association

Scheduled Commitment Termination Date: ~~March 1~~February 28, ~~2027~~2028

FIFTH THIRD BANK, NATIONAL ASSOCIATION

as a Committed Purchaser for Fifth Third Bank, National Association

Scheduled Commitment Termination Date: ~~March 1~~February 28, ~~2027~~2028

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Committed Purchaser for Wells Fargo Bank, National Association

Scheduled Commitment Termination Date: ~~March 1~~February 28, ~~2027~~2028

THE BANK OF NOVA SCOTIA,

as a Committed Purchaser

Scheduled Commitment Termination Date: ~~March 1~~February 28, ~~2027~~2028

THE TORONTO-DOMINION BANK,

as a Committed Purchaser

Scheduled Commitment Termination Date: ~~March 1~~February 28, ~~2027~~2028

BANK OF AMERICA, NATIONAL ASSOCIATION,

as a Committed Purchaser for Bank of America, National Association

Scheduled Commitment Termination Date: ~~March 1~~February 28, ~~2027~~2028

CANADIAN IMPERIAL BANK OF COMMERCE

as a Committed Purchaser

Scheduled Commitment Termination Date: ~~March 1~~February 28, ~~2027~~2028

Schedule VII-1

HSBC BANK USA, NATIONAL ASSOCIATION,

as Committed Purchaser

Scheduled Commitment Termination Date: ~~March 1~~February 28, ~~2027~~2028

Schedule VII-2

SCHEDULE VIII

~~SUBJECT UCC~~[Reserved]

~~Debtor~~	~~Secured Party~~	~~Filing Location~~	~~Filing Data~~
~~TVC Communications, L.L.C.~~	~~CommScope, Inc. of North Carolina~~	~~Delaware Department of State U.C.C. Filing Section~~	~~Initial Filing # 2009 1997995 Filed 6/23/2009~~

Schedule VIII-1

SCHEDULE IX

[Reserved]

Schedule IX-1

SCHEDULE X

EXCLUDED RECEIVABLES

“Excluded Receivable” means any Receivable (without giving effect to the exclusion of “Excluded Receivables” from the definition thereof):

(i) that both (i) is owed by an Obligor not a resident of the United States and (ii) is denominated in a currency other than U.S. dollars,

(ii) the Obligor of which is Siemens AG or any Subsidiary thereof,

(iii) ~~the Obligor of which is Siemens Energy AG or any Subsidiary thereof~~[reserved],

(iv) the Obligor of which is Mondelez International Inc. or any Subsidiary thereof,

(v) the Obligor of which is Evoqua Water Technologies LLC or any Subsidiary thereof and such Receivable was originated on or after September 26, 2019,

(vi) that is originated by any Originator that is joining the Sale Agreement on the date hereof and the Obligor of which is (a) Stanley Black & Decker, Inc. (or any Subsidiary thereof), or (b) Electrical Components International Inc. (or any Subsidiary thereof),

(vii) ~~the Obligor of which is Honeywell International, Inc. or any Subsidiary thereof; provided, from and after such time that the Administrator has received reasonably satisfactory evidence that no Adverse Claim exists against an Originator with respect thereto, such receivables shall cease to be Excluded Receivables with respect to such Originator, or~~[reserved],

~~(viii) the Obligor of which is Kennametal Inc or any Subsidiary thereof; from and after such time that the Administrator has received reasonably satisfactory evidence that no Adverse Claim exists against an Originator with respect thereto, such receivables shall cease to be Excluded Receivables with respect to such Originator.~~

(viii) [reserved], or

(ix) that is originated by Rahi Systems Inc and the Obligor of which is PayPal Inc. or any Subsidiary thereof.

Schedule X-1

SCHEDULE XI

CLOSING MEMORANDUM

Schedule XI-1

ANNEX A

to Fifth Amended And Restated Receivables Purchase Agreement

FORM OF INFORMATION PACKAGE

Annex A-1

ANNEX B

to Fifth Amended And Restated Receivables Purchase Agreement

FORM OF PURCHASE NOTICE

ANNEX B

ANNEX B

FORM OF PURCHASE NOTICE

   ,    20__

PNC Bank, National Association

Three PNC Plaza

225 Fifth Avenue

Pittsburgh, PA 15222

Ladies and Gentlemen:

Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of June 22, 2020 (as heretofore amended or supplemented, the “Receivables Purchase Agreement”), among WESCO Receivables Corp. (“Seller”), WESCO Distribution, Inc., as Servicer, PNC Bank, National Association (the “Administrator”) and the various Purchaser Groups party thereto. Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell an undivided variable interest in a pool of receivables on    ,    20__, for a purchase price of $   . The Aggregate Investment after such purchase shall be $   .

Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

(i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct in all material respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates; provided that if such representation and warranty relates solely to an earlier date, such representation and warranty was correct in all material respects as of such earlier date;

(ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase;

(iii) after giving effect to the purchase proposed hereby, the Purchased Interest will not exceed 100%, no Purchaser’s Investment will exceed its Commitment and the Aggregate Investment will not exceed the Purchase Limit; and

(iv) the Facility Termination Date shall not have occurred.

ANNEX B

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

WESCO RECEIVABLES CORP.

By:
Name:
Title:

ANNEX B

ANNEX C

FORM OF DAILY REPORT

Gross A/R of Originators at prior month end	$	x,xxx,xxx
+ Originator sales since prior month end	$	x,xxx,xxx
(-) Originator collections since prior month end	($	x,xxx,xxx	)

Gross A/R of Originators	$	x,xxx,xxx
(-) Advance Rate Proxy from Prior Month End	($	x,xxx,xxx	)

= Maximum Aggregate Investment	$	x,xxx,xxx
Aggregate Investment	$	x,xxx,xxx
Total Reserves Proxy	$	x,xxx,xxx
Gross A/R of Originators	$	x,xxx,xxx
Ineligible A/R (proxied from Prior Month End)	$	x,xxx,xxx
Excess Concentrations (proxied from Prior Month End)	$	x,xxx,xxx
Net Receivables Pool Balance	$	x,xxx,xxx
Purchased Interest		xx	%

ANNEX C

ANNEX D

to Fifth Amended And Restated Receivables Purchase Agreement

FORM OF ASSUMPTION AGREEMENT

ANNEX D

FORM OF ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of [      ,    ], is among WESCO RECEIVABLES CORP. (the “Seller”), [   ], as purchaser (the “[   ]Conduit Purchaser”), [   ], as the related committed purchaser (the “[   ] Related Committed Purchaser” and together with the Conduit Purchaser, the “[   ] Purchasers”), and [   ], as agent for the Purchasers (the “[   ] Purchaser Agent” and together with the Purchasers, the “[   ] Purchaser Group”).

BACKGROUND

The Seller and various others are parties to a certain Fifth Amended and Restated Receivables Purchase Agreement dated as of June 22, 2020 (as amended through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. This letter constitutes an Assumption Agreement pursuant to Section 1.2(e) of the Receivables Purchase Agreement. The Seller desires [the [   ] Purchasers] [the [   ] Related Committed Purchaser] to [become Purchasers under] [increase its existing Commitment under] the Receivables Purchase Agreement and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [   ] Purchasers agree to [become Purchasers thereunder] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of the [   ] Related Committed Purchaser hereto].

Seller hereby represents and warrants to the [   ] Purchasers as of the date hereof, as follows:

(i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct in all material respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates; provided that if such representation and warranty relates solely to an earlier date, such representation and warranty was correct in all material respects as of such earlier date;

(ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase; and

(iii) the Facility Termination Date shall not have occurred.

SECTION 2. Upon execution and delivery of this Assumption Agreement by the Seller and each member of the [   ] Purchaser Group, satisfaction of the other conditions to assignment specified in Section 1.2(e) of the Receivables Purchase Agreement (including the consent of the Administrator and each of the other Purchasers party thereto) and receipt by the Administrator of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [   ] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement] [the [   ] Related Committed Purchaser shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [   ] Related Committed Purchaser, hereto].

SECTION 3. Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Notes issued by such Conduit Purchaser is paid in full. The covenant contained in this paragraph shall survive any termination of the Receivables Purchase Agreement.

SECTION 4. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement may not be amended, supplemented or waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

(continued on following page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[___________], as a Conduit Purchaser

By:
Name Printed:

Title:

[Address]

[___________], as a Related Committed Purchaser

By:
Name Printed:

Title:

[Address]

[Commitment]

[_____________], as Purchaser Agent for [_________]

By:
Name Printed:

Title:

[Address]

ANNEX D

WESCO RECEIVABLES CORP., as Seller

By:
Name Printed:

Title:

Consented and Agreed:

PNC BANK, NATIONAL ASSOCIATION,as Administrator

By:
Name Printed:

Title:

Consented and Agreed:

[THE PURCHASERS]

ANNEX D

ANNEX E

to Fifth Amended And Restated Receivables Purchase Agreement

FORM OF TRANSFER SUPPLEMENT

ANNEX E

Form of Transfer Supplement

with respect to

WESCO Receivables Corp.

Receivables Purchase Agreement

[      ,    ]

Section 1.

[Commitment assigned:	$	_________
Assignor’s remaining Commitment:	$	_________
Investment allocable to Commitment assigned:	$	_________
Investment assigned:][1]
Assignor’s remaining Investment:	$	_________
Discount (if any) allocable to Investment assigned:	$	_________
Discount(if any) allocable to Assignor’s remaining Investment:	$	_________

Section 2.

Effective Date of this Transfer Supplement: [   ]

Upon execution and delivery of this Transfer Supplement by transferee and transferor and the satisfaction of the other conditions to assignment specified in [Section 6.3(c)] [Section 6.3(e)] of the Receivables Purchase Agreement, from and after the effective date specified above, the transferee shall become a party to, and have the rights and obligations of a [Conduit Purchaser] [Related Committed Purchaser] under, the Fifth Amended and Restated Receivables Purchase Agreement dated as of June 22, 2020 (as amended through the date hereof, the “Receivables Purchase Agreement”), among WESCO Receivables Corp., WESCO Distribution, Inc. and various other parties.

[1]	Bracketed language is only applicable to assignments by Related Committed Purchasers pursuant to Section 6.3(c).

ASSIGNOR: [_________], as a [Related Committed Purchaser for [_______]] [Conduit Purchaser]

By:
Name:
Title:

ASSIGNEE: [_________], as a [Related Committed Purchaser for [_______]] [Conduit Purchaser]

By:
Name:
Title:

[Address]

[Commitment Assigned]2

[2]	Bracketed language is only applicable to assignments by Related Committed Purchasers pursuant to Section 6.3(c).

Accepted as of date first above

written:

[___________],
as Purchaser Agent for the
[______] Purchaser Group

By:
Name:
Title:

Exhibit B

[Attached]

Exhibit B-1

CLOSING CHECKLIST

RENEWAL AND JOINDER OF ASCENT, LLC

FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

AMONG

WESCO RECEIVABLES CORP.,

AS SELLER

WESCO DISTRIBUTION, INC.,

AS SERVICER

PNC BANK, NATIONAL ASSOCIATION,

AS ADMINISTRATOR

AND

THE VARIOUS CONDUIT PURCHASERS, RELATED COMMITTED PURCHASERS

AND PURCHASER AGENTS FROM TIME TO TIME PARTY THERETO

FOR FEBRUARY 28, 2025 CLOSING

Abbreviations:

Administrator	PNC Bank, National Association

Company	WESCO Receivables Corp.

Committed Purchasers	PNC; Wells Fargo Bank, N.A.; Fifth Third Bank; The Bank of Nova Scotia; Canadian Imperial Bank of Commerce; Bank of America; N.A.; The Toronto-Dominion Bank, New York Branch; and HSBC Bank USA, National Association

Conduit Purchasers	Liberty Street Funding LLC; GTA Funding LLC; Bay Square Funding LLC; Macro Trust; and Reliant Trust

Existing Originators	Accu-Tech Corporation; Anixter Inc.; Anixter Power Solutions Inc.; Atlanta Electrical Distributors, LLC; Calvert Wire & Cable Corporation; Carlton-Bates Company; Communications Supply Corporation; Conney Safety Products, LLC; XpressConnect Supply, LLC, Hi-Line Utility Supply Company, LLC; Hill Country Electric Supply, L.P.; Rahi Systems Inc; TVC Communications, L.L.C.; WESCO Distribution, Inc.; and WESCO Services, LLC

JD	Jones Day, as counsel to the Servicer and the Company

Lock-Box Bank	TD Bank, N.A.

MB	Mayer Brown LLP

MO Counsel	Lewis Brisbois Bisgaard & Smith LLP

New Originator	Ascent, LLC, a Missouri limited liability company

Originators	Existing Originators and New Originator

PNC	PNC Bank, National Association

Purchaser Agents	PNC, Wells Fargo Bank, N.A.; Fifth Third Bank; The Bank of Nova Scotia; The Toronto-Dominion Bank; Bank of America; N.A.; Canadian Imperial Bank of Commerce, New York Branch, and HSBC Securities USA Inc.

Purchasers	Conduit Purchasers and Committed Purchasers

Servicer	WESCO Distribution, Inc.

Document

A. MAIN DOCUMENTS

1. Ninth Amendment to Fifth Amended and Restated Receivables Purchase Agreement a. Exhibit A to the Ninth Amendment to Fifth Amended and Restated Receivables Purchase Agreement

2. Fourth Amendment to Second Amended and Restated Purchase and Sale Agreement

3. Joinder to Intercreditor Agreement

4. Amended and Restated Purchaser Group Fee Letter

5. First Deposit Account Control Agreement

6. Second Deposit Account Control Agreement

7. Third Deposit Account Control Agreement

8. Sixteenth Amendment to Lock-Box Schedule Letter Agreement

B. DOCUMENTATION AS TO AUTHORITY, INCUMBENCY AND OTHER MATTERS

9. Secretary’s Certificate of Servicer as to: a. Resolutions of Board of Directors b. Certificate of Incorporation c. By-laws d. Incumbency and signature

10. Secretary’s Certificate of Company as to: a. Resolutions of Board of Directors b. Certificate of Incorporation c. By-laws d. Incumbency and signature

11. Secretary’s Certificate of New Originator as to: a. Resolutions of Board of Directors b. Certificate of Incorporation c. By-laws d. Incumbency and signature

12. Good Standing Certificate for the Servicer from the Secretary of State of the State of Delaware

13. Good Standing Certificate for the Company from the Secretary of State of the State of Delaware

Document

14. Good Standing Certificate for New Originator from its state of organization

C. LEGAL OPINION

15. Opinion of Counsel to Servicer and Company Re: General Corporate and Enforceability matters and UCC Security Interest/Perfection matters for the Servicer and the Company

16. Opinion of Counsel to the New Originator Re: Enforceability matters for the New Originator

17. Opinion of MO Counsel to New Originator Re: General Corporate and Enforceability matters and UCC Security Interest/Perfection matters for the New Originator

18. Opinion of Counsel to Servicer, New Originator and Company Re: True Sale/Non-Consolidation matters

D. UNIFORM COMMERCIAL CODE FILING DOCUMENTATION

19. UCC, judgment, tax and ERISA searches in New Originator’s state of organization and chief executive office

20. UCC-1 filing to be made in connection with ABL facility to include satisfactory carve out of Receivables

21. UCC-1 financing statements naming New Originator as debtor/seller and PNC as the assignee secured party

22. UCC-3 collateral restatement amendment related to UCC-1 (3230286 0) with Wesco Distribution, Inc as debtor and PNC Bank, National Association, as secured party

23. UCC-3 collateral restatement amendment related to UCC-1 (2009 1187852) with Wesco Distribution, Inc as debtor and PNC Bank, National Association, as secured party

24. UCC-3 collateral restatement amendment related to UCC-1 (2017 7473079) with Wesco Distribution, Inc as debtor and PNC Bank, National Association, as secured party

25. UCC-3 collateral restatement amendment related to UCC-1 (0002440985) with Communications Supply Corporation as debtor and PNC Bank, National Association, as secured party

26. UCC-3 collateral restatement amendment related to UCC-1 (0003212844) with Communications Supply Corporation as debtor and PNC Bank, National Association, as secured party

27. UCC-3 collateral restatement amendment related to UCC-1 (0003382265) with Communications Supply Corporation as debtor and PNC Bank, National Association, as secured party

Document

28. UCC-3 termination related to UCC-1 (2007 0682350) with Liberty Wire & Cable, Inc. as debtor and PNC Bank, National Association, as secured party

29. UCC-3 termination related to UCC-1 (2017 7473160) with Liberty Wire & Cable, Inc. as debtor and PNC Bank, National Association, as secured party

30. UCC-3 collateral restatement amendment related to UCC-1 (2007 0682475) with Calvert Wire & Cable Corporation as debtor and PNC Bank, National Association, as secured party

31. UCC-3 collateral restatement amendment related to UCC-1 (2017 7473194) with Calvert Wire & Cable Corporation as debtor and PNC Bank, National Association, as secured party

32. UCC-3 collateral restatement amendment related to UCC-1 (61277381742) with CARLTON–BATES COMPANY as debtor and PNC Bank, National Association, as secured party

33. UCC-3 collateral restatement amendment related to UCC-1 (40000158444414) with CARLTON–BATES COMPANY as debtor and PNC Bank, National Association, as secured party

34. UCC-3 collateral restatement amendment related to UCC-1 (2010 4463943) with TVC Communications, L.L.C. as debtor and PNC Bank, National Association, as secured party

35. UCC-3 collateral restatement amendment related to UCC-1 (2012 3891860) with CONNEY SAFETY PRODUCTS, LLC as debtor and PNC Bank, National Association, as secured party

36. UCC-3 collateral restatement amendment related to UCC-1 (20468289) with Hi-Line Utility Supply Company, LLC as debtor and PNC Bank, National Association, as secured party

37. UCC-3 collateral restatement amendment related to UCC-1 (15-0020922960) with Hill Country Electric Supply, L.P. as debtor and PNC Bank, National Association, as secured party

38. UCC-3 termination related to UCC-1 (201524948830) with Needham Electric Supply Corporation as debtor and PNC Bank, National Association, as secured party

39. UCC-3 termination related to UCC-1 (2017 0215464) with Needham Electric Supply, LLC as debtor and PNC Bank, National Association, as secured party

Document

40. UCC-3 collateral restatement amendment related to UCC-1 (067-2016-002739) with Atlanta Electrical Distributors, LLC as debtor and PNC Bank, National Association, as secured party

41. UCC-3 collateral restatement amendment related to UCC-1 (2016 3193487) with Atlanta Electrical Distributors, LLC as debtor and PNC Bank, National Association, as secured party

42. UCC-3 collateral restatement amendment related to UCC-1 (2019 6706654) with WESCO SERVICES, LLC as debtor and PNC Bank, National Association, as secured party

43. UCC-3 collateral restatement amendment related to UCC-1 (0602020-04113) with ACCU-TECH CORPORATION as debtor and PNC Bank, National Association, as secured party

44. UCC-3 collateral restatement amendment related to UCC-1 (2020 4311801) with Anixter Inc. as debtor and PNC Bank, National Association, as secured party

45. UCC-3 collateral restatement amendment related to UCC-1 (20200622000520-3) with Anixter Power Solutions Inc. as debtor and PNC Bank, National Association, as secured party

46. UCC-3 collateral restatement amendment related to UCC-1 (U230030241218) with Rahi Systems Inc as debtor and PNC Bank, National Association, as secured party

47. UCC-3 collateral restatement amendment related to UCC-1 (2024 1541828) XpressConnect Supply, LLC. as debtor and PNC Bank, National Association, as secured party